CONSOLIDATION AGREEMENT

                                between and among

                            Eagle Lake Incorporated,

                           all of the equity owners of

                                   RVision LLC

                                       and

                              Custom Federal, Inc.,

                                       and

                                 Howard S. Landa


                               ------------------


                                 August 30, 2005

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                                                     TABLE OF CONTENTS


Article I         Definitions and Construction......................................................................2
  Section 1.01    Defined Terms.....................................................................................2
  Section 1.02    Interpretation....................................................................................7
  Section 1.03    Representations and Warranties Means of Risk Allocation Only......................................7

Article II        The Consolidation.................................................................................7
  Section 2.01    The Consolidation.................................................................................7
  Section 2.02    Restrictions on New ELI Stock.....................................................................7
  Section 2.03    Closing; Closing Date.............................................................................7
  Section 2.04    Deliveries at Closing.............................................................................7
  Section 2.05    ELI Charter Documents.............................................................................8
  Section 2.06    Directors.........................................................................................8
  Section 2.07    Exchange and Cancellation of Securities...........................................................8
  Section 2.08    Calculation of Earnout Consideration..............................................................9

Article III       Representations, Warranties, and Covenants Respecting the Entities...............................12
  Section 3.01    Organization and Qualifications..................................................................12
  Section 3.02    Charter Documents................................................................................13
  Section 3.03    Capitalization...................................................................................13
  Section 3.04    Authority........................................................................................14
  Section 3.05    No Conflict:  Required Filings and Consents......................................................14
  Section 3.06    Permits; Compliance..............................................................................15
  Section 3.07    Financial Statements.............................................................................15
  Section 3.08    Absence of Certain Changes or Events.............................................................16
  Section 3.09    Absence of Litigation or Unasserted Claims.......................................................17
  Section 3.10    Customers, Suppliers, and Third-party Payors.....................................................17
  Section 3.11    Tax Matters......................................................................................18
  Section 3.12    Taxes............................................................................................18
  Section 3.13    No Vote Required.................................................................................20
  Section 3.14    Brokers..........................................................................................20
  Section 3.15    Information Supplied.............................................................................20
  Section 3.16    Employee Benefit Plans; Labor Matters............................................................20
  Section 3.17    Employee Relations...............................................................................21
  Section 3.18    Certain Business Practices.......................................................................21
  Section 3.19    Environmental Matters............................................................................21
  Section 3.20    Insurance........................................................................................22
  Section 3.21    Certain Contracts and Restrictions...............................................................22
  Section 3.22    Owned Properties.................................................................................22
  Section 3.23    Real Property Leases.............................................................................23
  Section 3.24    Personal Property Leases.........................................................................23
  Section 3.25    Easements........................................................................................23
  Section 3.26    Inventories......................................................................................24
  Section 3.27    Futures Trading and Fixed Price Exposure.........................................................24
  Section 3.28    Intellectual Property............................................................................24
  Section 3.29    Proprietary Information and Noncompetition Agreements............................................24
  Section 3.30    Transactions with Affiliates.....................................................................25
  Section 3.31    Compliance with Securities Laws..................................................................25

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  Section 3.32    Bank Accounts and Powers of Attorney.............................................................26
  Section 3.33    Americans with Disabilities Act Compliance.......................................................26
  Section 3.34    Minute Book......................................................................................26
  Section 3.35    Solvency.........................................................................................26
  Section 3.36    Foreign Corrupt Practices........................................................................26
  Section 3.37    Internal Accounting Controls.....................................................................26

Article IV        Representations, Warranties, and Covenants
                  Respecting Constituent Affiliate Owners..........................................................27
  Section 4.01    Authority; Enforcement; Ownership................................................................27
  Section 4.02    No Violation.....................................................................................27
  Section 4.03    Preemptive Rights................................................................................27
  Section 4.04    Termination of Agreements........................................................................27
  Section 4.05    Repayment of Indebtedness........................................................................28
  Section 4.06    Private Offering of Securities...................................................................28
  Section 4.07    Control of Related Businesses....................................................................28

Article V         Conduct Prior to Closing.........................................................................28
  Section 5.01    Affirmative Covenants of Each Party..............................................................28
  Section 5.02    Negative Covenants of All Parties................................................................28
  Section 5.03    Access and Information; Noncompetition...........................................................31

Article VI        Additional Agreements............................................................................33
  Section 6.01    Filings or Notices Pursuant to Securities Laws...................................................33
  Section 6.02    Appropriate Action; Consents; Filings............................................................33
  Section 6.03    Acquisition of New ELI Stock.....................................................................34
  Section 6.04    Limitation on Resale of New ELI Stock of Constituent Affiliate Owners Following Offering.........37
  Section 6.05    New ELI 2005 Long-term Incentive Plan............................................................38
  Section 6.06    Tax Treatment....................................................................................38
  Section 6.07    Public Announcements.............................................................................39
  Section 6.08    Employment Agreements............................................................................39
  Section 6.09    Key-Man Life Insurance...........................................................................39
  Section 6.10    Confidential Information and Invention Assignment................................................40
  Section 6.11    Certain Tax Matters..............................................................................40
  Section 6.12    Additional Equity Funding........................................................................40
  Section 6.13    Additional Interim Loans to RVision..............................................................41
  Section 6.14    Certain Shares Issuable at Closing...............................................................41
  Section 6.15    ELI Restructuring................................................................................41
  Section 6.16    Transfer of Certain Outstanding RVision Units....................................................42
  Section 6.17    Additional Audited Constituent Financial Statements..............................................42
  Section 6.18    Patent Assignment to RVision.....................................................................42
  Section 6.19    ISAP Consent.....................................................................................42
  Section 6.20    Election of Directors............................................................................43
  Section 6.21    Spinoffs Offer To Purchase New ELI Stock from RVision Constituent Owners.........................43
  Section 6.22    Officer and Director Insurance...................................................................43
  Section 6.23    Assumption of Guaranty of CFed Lease and Release of Kelly as Guarantor...........................43
  Section 6.24    Director Indemnification.........................................................................43
  Section 6.25    Stockholder Agreement between Certain Constituent Affiliate Owners...............................43

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Article VII       Closing Conditions...............................................................................43
  Section 7.01    Third-party Conditions to Obligations of Each Party under this Agreement.........................43
  Section 7.02    Additional Conditions to Obligations of Each Party...............................................44
  Section 7.03    Performance of Additional Agreements.............................................................45

Article VIII      Termination, Amendment, and Waiver...............................................................46
  Section 8.01    Termination......................................................................................46
  Section 8.02    Effect of Termination............................................................................47
  Section 8.03    Amendment........................................................................................47
  Section 8.04    Waiver...........................................................................................47
  Section 8.05    Fees, Expenses, and Other Payments...............................................................47

Article IX        Indemnification and Offset.......................................................................48
  Section 9.01    Indemnification..................................................................................48
  Section 9.02    Offset to Earnout Consideration..................................................................50

Article X         Choice of Law; Submission to Jurisdiction and Waiver of Jury Trial; Dispute Resolution...........51
  Section 10.01   Governing Law....................................................................................51
  Section 10.02   Consent to the Nonexclusive Jurisdiction of the Courts of the State of California................51
  Section 10.03   Waiver of Jury Trial.............................................................................52
  Section 10.04   Mediation and Arbitration........................................................................52

Article XI        General Provisions...............................................................................54
  Section 11.01   Effectiveness of Representations, Warranties, and Agreements.....................................54
  Section 11.02   Notices..........................................................................................55
  Section 11.03   Headings.........................................................................................56
  Section 11.04   Severability.....................................................................................56
  Section 11.05   Entire Agreement.................................................................................56
  Section 11.06   Assignment.......................................................................................56
  Section 11.07   Parties in Interest..............................................................................57
  Section 11.08   Failure or Indulgence Not Waiver; Remedies Cumulative............................................57
  Section 11.09   Counterparts.....................................................................................57
  Section 11.10   Partial Execution................................................................................57

EXHIBITS

Exhibit A-1       Amended and Restated Articles of Incorporation of Eagle Lake Incorporated
Exhibit A-2       Bylaws of Eagle Lake Incorporated
Exhibit B         2005 Long-term Incentive Plan
Exhibit C         Notice of Option Grant
Exhibit D-1       Executive Employment and Noncompetition Agreement of Gregory E. Johnston
Exhibit D-2       Executive Employment and Noncompetition Agreement of Arie Levinkron
Exhibit D-3       Executive Employment and Noncompetition Agreement for Ernest T. Cammer III
Exhibit D-4       Executive Employment and Noncompetition Agreement for Brian Kelly
Exhibit E         Confidential Information and Invention Assignment Agreement
Exhibit F         Nondisclosure and Development Agreements
Exhibit G         Assignment
Exhibit H         Consent and Agreement
Exhibit I         Irrevocable Purchase Offer
Exhibit J         Voting Agreement
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                                                         iv
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                             CONSOLIDATION AGREEMENT


         THIS CONSOLIDATION AGREEMENT (this "Agreement"), executed as of August 30, 2005 (the "Execution Date"), is entered into between and among EAGLE LAKE INCORPORATED, a Nevada corporation ("ELI"); all of the equity owners of RVISION LLC, a California limited liability company ("RVision"), as set forth on the signature page and on Appendix A to this Agreement (the "RVision Owners"); all of the equity owners of CUSTOM FEDERAL, INC., a California corporation ("CFed"), as set forth on the signature page and on Appendix B to this Agreement (the "CFed Owners"); and for the limited purposes set forth in Article IX, HOWARD S. LANDA, an individual and officer and director of ELI ("Landa"). RVision and CFed are sometimes hereinafter referred to separately as a "Constituent" and together as the "Constituents," and the RVision Owners and CFed Owners are sometimes together referred to as the "Constituent Owners." ELI and the Constituents are sometimes referred to individually as an "Entity" and together as the "Entities." ELI and the Constituent Owners are sometimes hereinafter together referred to as the "Parties."

                                    Recitals

         A. In order to implement their common long-term business and financial goals, the Parties to this Agreement desire to implement a consolidation strategy through which the business and operations of the Constituents and ELI will be consolidated into a single enterprise, with ELI being the parent holding company with the Constituents operating subsidiaries of ELI (the "Consolidation"). Upon the terms and subject to the conditions of this Agreement, ELI will transfer all of its assets to one or more newly-created, wholly-owned subsidiaries of ELI (the "Spinoff(s)"), in consideration for which Spinoffs will assume all liabilities of ELI and certain obligations. ELI will then acquire the business and operations of the Constituents through the exchange of the issued and outstanding shares of capital stock and ownership interests of each of the respective Constituents (referred to separately as "RVision Units" and "CFed Shares," respectively, and together as the "Constituent Equity") held by the RVision Owners and CFed Owners for newly-issued shares of ELI common stock, after giving effect to the reverse stock split as provided herein ("New ELI Stock"), which stock shall be subject to certain restrictions on transfer as hereinafter provided. Such New ELI Stock shall be issued at closing and upon meeting certain earnout criteria (together, the "Consolidation Consideration"). The issued and outstanding shares of common stock of ELI, par value $0.001 per share ("ELI Stock"), held by the current stockholders of ELI (the "ELI Stockholders") will remain issued and outstanding as provided in this Agreement.

         B. The board of directors and ELI Stockholders and the principal owners of each Constituent have (i) determined the Consolidation is consistent with and in furtherance of their long-term business strategies and is fair to, and in, their best interests, and (ii) approved and adopted this Agreement, including the Consolidation, the issuance of New ELI Stock, and the other transactions contemplated hereby.

         C. The Parties intend that the Consolidation and related transactions contemplated by the Parties shall constitute a single, unified transaction that, for federal income tax purposes, shall qualify as a nontaxable transaction under the provisions of Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code").

                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by reference, and the respective representations, warranties, covenants, and agreements set forth in this Agreement, and other

                                       1
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good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confirmed, the Parties hereto agree as follows.

                                    Article I
                          Definitions and Construction

         Section 1.01 Defined Terms. When used herein, the following terms shall have the meanings set forth below.

         "ADA" means Americans with Disabilities Act of 1990.

         "Affiliate" means, respecting any Person, (a) a spouse or member of the immediate family of such Person, (b) any member, manager, director, officer, or partner of such Person, (c) any corporation, partnership, business, association, limited liability company, firm, or other entity of which such Person is a member, manager, director, officer, or partner or owns or controls, directly or indirectly, more than 50% of the voting stock or other equity interests, and (d) any other Person that directly or indirectly controls, is controlled by, or is under direct or indirect common control with such first Person.

         "Agreed Adjustments" has the meaning specified in Subsection 2.08(j).

         "Agreement" means this Consolidation Agreement.

         A Person shall be deemed a "Beneficial Owner" or to have "Beneficial Ownership" of ELI Stock or Constituent Equity, as the case may be, in accordance with the interpretation of the term "Beneficial Ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that, a Person shall be deemed to be the Beneficial Owner, and to have Beneficial Ownership, of ELI Stock or Constituent Equity, as the case may be, that such Person or any Affiliate of such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise.

         "Business Day" means any day other than a Saturday, Sunday, or a legal holiday in the state of California or any other day on which commercial banks in such states are authorized by Law or government decree to close.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

         "CFed" means Custom Federal, Inc., a California corporation.

         "CFed Closing Consideration" has the meaning specified in Subsection 2.07(b).

         "CFed Constituent Representative" has the meaning specified in Section 2.08(h).

         "CFed Disclosure Schedules" has the meaning specified in the preamble to Article III.

         "CFed Earnout Consideration" has the meaning specified in Subsection 2.07(b).

         "CFed Owners" means the equity owners of CFed listed on the signature page and Appendix B to this Agreement.

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         "CFed Shares" has the meaning specified in Recital A to this Agreement.

         "Charter Documents" means, for a corporation, its articles or certificate of incorporation and bylaws, as presently in effect and including all amendments and restatements thereto, and for a limited liability company, its articles of organization, operating agreement and bylaws, as presently in effect and including all amendments and restatements thereto.

         "Closing" has the meaning specified in Section 2.03.

         "Closing Date" has the meaning specified in Section 2.03.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Competing Transaction" has the meaning specified in Subsection
5.02(f).

         "Confidential Information" has the meaning specified in Subsection 5.03(d).

         "Confidential Information and Invention Assignment Agreement" means the Confidential Information and Invention Assignment Agreement referred to in Subsection 6.10(a) to be entered into on or before the Closing between ELI and each Named Executive Officer and such other Constituent Owners as ELI may request, the form of which is attached to this Agreement as Exhibit E.

         "Consolidation" has the meaning specified in Recital A to this Agreement.

         "Consolidation Consideration" comprises the New ELI Stock issuable at the Closing and upon meeting certain criteria set forth in Section 2.08 as summarized in Recital A to this Agreement.

         "Constituent" means RVision or CFed.

         "Constituent Affiliate Owner(s)" has the meaning specified in the preamble to Article III.

         "Constituent Equity" has the meaning specified in Recital A to this Agreement.

         "Constituent Owners" means the RVision Owners and CFed Owners.

         "Constituent Representative" has the meaning specified in Subsection 2.08(h).

         "Covered Disputes" has the meaning specified in Section 10.05.

         "Customers" has the meaning specified in Subsection 5.03(e).

         "Disagreement Notice" has the meaning specified in Subsection 9.02(b).

         "Earnout Calculation" has the meaning specified in Subsections 2.08(e),
(f), and (g).

         "Earnout Period" has the meaning specified in Subsection 2.08(d).

         "ELI" means Eagle Lake Incorporated, a Nevada corporation.

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         "ELI Access Representatives" has the meaning specified in Subsection
5.03(b).

         "ELI Disclosure Schedules" has the meaning specified in the preamble to
Article III.

         "ELI Representative" has the meaning specified in Subsection 2.08(h).

         "ELI Stock" has the meaning specified in Recital A to this Agreement.

         "ELI Stockholders" has the meaning specified in Recital A to this Agreement.

         "Employment Agreement" means the Executive Employment and Noncompetition Agreement referred to in Section 6.08 to be entered into contemporaneously with the execution of this Agreement between ELI and each of the Named Executive Officers, substantially in the forms of Exhibits D-1, D-2, D-3, and D-4 attached hereto.

         "Entity" means ELI, RVision, or CFed.

         "Entity Benefit Plan" has the meaning specified in Subsection 3.16(b).

         "Entity Intellectual Property" has the meaning specified in Section
3.28.

         "Entity Material Adverse Effect" has the meaning specified in Subsection 3.01(a).

         "Entity Permits" has the meaning specified in Section 3.06.

         "ERISA" has the meaning specified in Subsection 3.16(b).

         "Exchange Act" means the Securities Exchange Act of 1934, any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

         "Exchanged Certificates" has the meaning specified in Subsection
2.07(d).

         "Execution Date" means the date on which this Agreement is executed as set forth in the first paragraph hereof.

         "Expenses" has the meaning specified in Subsection 8.05(b).

         "Generally accepted accounting principles" or "GAAP" means accounting principles that are (a) consistent with the principles promulgated or adopted by the United States Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time; (b) applied on a basis consistent with prior periods; and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

         "Governmental Entities" has the meaning specified in Subsection
3.05(b).

         "Gross Margin" has the meaning specified in Subsection 2.08(d).

         "Gross Sales" has the meaning specified in Subsection 2.08(d).

         "Indemnified Party" has the meaning specified in Subsection 9.01(c).

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         "Indemnifying Party" has the meaning specified in Subsection 9.01(c).

         "Irrevocable Purchase Offer" has the meaning specified in Subsection 6.21.

         "ISAP" means Industrial Security Alliance Partners, Inc.

         "Key Employee" means any executive-level employee that either alone or in concert with others develops, collects, or has access to any Entity Intellectual Property (as hereinafter defined), as the case may be.

         "Landa" means Howard S. Landa, an individual.

         "Law" means any law, statute, regulation, rule, code, or ordinance enacted, adopted, issued, or promulgated by any Governmental Entity.

         "Lien" means, respecting any asset or property of any character, any mortgage, pledge, security interest, lien (including any mechanics or materialmen lien, tax lien, shipper or warehousemen lien, or customs lien), right of first refusal, option or other right to acquire, transfer for security, charge, claim, easement, conditional sale agreement, title retention agreement, defect in title, or other encumbrance or adverse claim of any nature pertaining to or affecting such asset or property, whether voluntary or involuntary, and whether arising by Law, contract, or otherwise.

         "Losses" has the meaning specified in Section 9.01(a).

         "LTIP" means the 2005 Long-term Incentive Plan, the form of which is attached to this Agreement as Exhibit B.

         "Named Executive Officers" has the meaning specified in Section 6.08.

         "Net New Capital" has the meaning specified in Subsection 2.08(d).

         "Nevada Law" means the Nevada Revised Statutes, any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

         "New ELI Stock" has the meaning specified in Recital A to this Agreement and after giving effect to the reverse stock split to be effected immediately preceding the Closing in accordance with Subsection 6.15(d).

         "Nondisclosure and Development Agreements" means the Nondisclosure and Development Agreement referred to in Subsection 6.10(b) to be entered into on or before the Closing between ELI and employees and other representatives of the Constituents as ELI may request, the form of which is attached to this Agreement as Exhibit F.

         "Offset Notice" has the meaning specified in Subsection 9.02(a).

         "Order" has the meaning specified in Subsection 6.02(b).

         "Owners Access Representatives" has the meaning specified in Subsection 5.03(a).

         "Party" and "Parties" means ELI and the Constituent Owners.

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

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity, or group (as defined in Section 13(d) of the Exchange Act).

         "Pre-Closing Financial Statements" has the meaning specified in Subsection 3.07(a).

         "Proceeding" has the meaning specified in Subsection 10.02(a).

         "Proprietary Information" has the meaning specified in Section 3.29.

         "Proprietary Information Agreement" has the meaning specified in
Section 3.29.

         "Recent Balance Sheet" has the meaning specified in Subsection 3.07(a).

         "Recent Statement of Operations" has the meaning specified in Subsection 3.07(a).

         "Restricted Period" has the meaning specified in Subsection 6.04(a).

         "Returns" has the meaning specified in Subsection 3.12(b).

         "RVision" means RVision, LLC, a California limited liability company.

         "RVision Closing Consideration" has the meaning specified in Subsection 2.07(a).

         "RVision Constituent Representative" has the meaning specified in
Section 2.08(h).

         "RVision Disclosure Schedules" has the meaning specified in the preamble to Article III.

         "RVision Earnout Consideration" has the meaning specified in Subsection 2.07(a).

         "RVision Owners" means the equity owners of RVision listed on the signature page and Appendix A to this Agreement.

         "RVision Units" has the meaning specified in Recital A to this Agreement.

         "SARA" means the Superfund Amendments and Reauthorization Act of 1986, Pub. L. no. 99 499.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Spinoffs" means Pamplona and Niagara, both of which are newly-created, wholly-owned subsidiaries of ELI to which it will transfer certain assets in consideration of the assumption of liabilities and obligations of ELI as provided in Section 6.15.

         "Taxes" has the meaning specified in Subsection 3.12(a).

         "Third-party Claim" has the meaning specified in Subsection 9.01(c).

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

         Section 1.02 Interpretation. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other documents and agreements contemplated by this Agreement or any certificate or other document made or delivered pursuant hereto or thereto.

         Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires and, as used herein, unless the context otherwise requires, the words "hereof," "hereby," "hereto," "hereinafter," "herein," and "hereunder," and words of similar import, shall refer to this Agreement as a whole and not to any particular provision hereof. The term "including" shall be deemed to be illustrative and shall not limit the sense of the words preceding such term. Accounting terms used herein shall have the meanings given to them by GAAP applied on a consistent basis by the Person to which they relate. References to any Law shall be construed as a reference to the same as in effect on the date of this Agreement. Unless otherwise expressly stated, all dollar amounts stated herein are in United States currency.

         Section 1.03 Representations and Warranties Means of Risk Allocation Only. The representations and warranties of the Parties in this Agreement are for the sole purpose of allocating risks, responsibilities, rights, and remedies among the Parties to this Agreement and in accordance with the terms hereof and are not intended to constitute and do not constitute any representation or warranty outside the terms of this Agreement or to or for the benefit of any Person not a Party hereto.

                                   Article II
                                The Consolidation

         Section 2.01 The Consolidation. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with any and all applicable state Laws, the Constituent Owners will transfer, assign, convey, and set over unto ELI, and ELI will receive and accept from the Constituent Owners, all shares of Constituent Equity owned or held by the Constituent Owners, which shall constitute 100% of the ownership interest in each of the Constituents, free and clear of any Lien, in exchange for the Consolidation Consideration, as defined in Recital A.

         Section 2.02 Restrictions on New ELI Stock. Subsequent transfer of shares of New ELI Stock to be issued in the Consolidation in accordance with this Agreement will be subject to certain restrictions (a) under the Securities Act and Regulation D promulgated by the SEC thereunder as more particularly set forth in accordance with Section 6.03; (b) under certain applicable state securities Laws; and (c) for a period of 180 days immediately following the completion of any initial public offering of ELI Stock in accordance with
Section 6.04.

         Section 2.03 Closing; Closing Date. Unless this Agreement shall have been terminated in accordance with Section 8.01 and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the consummation of the Consolidation shall take place at a closing (the "Closing"), at the offices of Kruse Landa Maycock & Ricks, 50 West Broadway, Eighth Floor, Salt Lake City, Utah 84101, or such other mutually agreeable location on November 2, 2005, at 10:00 a.m., local time, or on such other date and at such other time and place as the Constituents and ELI may mutually agree (the "Closing Date"). The Closing shall be effective at 12:01 a.m., Mountain Time, on the Closing Date.

         Section 2.04 Deliveries at Closing. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) the appropriate documents as follows.

                  (a) Each Constituent Owner shall deliver to ELI certificates evidencing all of the shares or units of Constituent Equity held, duly endorsed in blank for transfer or accompanied by powers-of-attorney duly executed in blank, and each accompanied by reasonable assurances that such endorsements are genuine and effective, and with all necessary transfer tax and other revenue stamps, acquired at the Constituent Owner's expense, affixed and canceled, or if such certificate has been lost, an appropriate affidavit reasonably satisfactory to ELI to such effect, and each Constituent Owner shall take such steps as shall be necessary to cause such Constituent Equity to be delivered and transferred to ELI.

                  (b) ELI shall deliver stock certificates representing the Shares of New ELI Stock to be delivered in accordance with this Agreement.

                  (c) Each Party shall deliver the certificates, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to Closing.

                  (d) The Parties shall deliver such other items as may reasonably be requested by the other Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                  (e) The Parties shall deliver updated disclosure schedules dated as of the date of Closing, so that the representations and warranties contained in this Agreement as modified by such updated disclosure schedules shall be true and correct as of the Closing Date.

         Section 2.05 ELI Charter Documents. At or prior to the Closing Date, the Charter Documents of ELI shall be amended and restated in the forms of Exhibits A-1 and A-2, respectively, attached hereto and incorporated herein by reference.

         Section 2.06 Directors. At the Closing, ELI shall cause its board of directors to be reorganized to consist of the Persons selected in accordance with the provisions of Sections 6.15(g) and 6.20, each to hold office in accordance with the Charter Documents of ELI.

         Section 2.07 Exchange and Cancellation of Securities. Except as otherwise provided herein, shares of New ELI Stock shall be distributed to the Constituent Owners in respect of Constituent Equity as follows.

                  (a) The RVision Units held by all RVision Owners at the Closing Date shall be converted into the right to receive 8,000,000 shares of New ELI Stock at the Closing ("RVision Closing Consideration"), plus the right to receive up to 2,000,000 additional shares of New ELI Stock as finally determined in accordance with the provisions of Section 2.08 ("RVision Earnout Consideration"), all divided among the RVision Owners pro rata in proportion to the number of RVision Units held by each RVision Owner as set forth on Appendix A.

                  (b) The CFed Shares held by all CFed Owners at the Closing Date shall be converted into the right to receive 2,050,000 shares of New ELI Stock at the Closing ("CFed Closing Consideration"), plus the right to receive up to 1,025,000 additional shares of New ELI Stock as finally determined in accordance with the provisions of Section 2.08 ("CFed Earnout Consideration"), all divided among the CFed Owners pro rata in proportion to the number of CFed Shares held by each CFed Owner as set forth on Appendix B.

                  (c) Notwithstanding any provision of this Agreement to the contrary, each share of Constituent Equity held in the treasury of a Constituent immediately prior to the Closing Date shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (d) At the Closing Date, the holders of RVision Units and CFed Shares shall cease to have any rights respecting such shares except as otherwise provided herein or by Law. Such holders of RVision Units and CFed Shares shall have the right to have their certificates evidencing their equity ownership in RVision and CFed ("Exchanged Certificates") exchanged for certificates evidencing whole shares of New ELI Stock constituting the RVision Closing Consideration and the CFed Closing Consideration upon the surrender of such certificates in RVision and CFed, as the case may be. No fractional shares of New ELI Stock shall be issued as the RVision Closing Consideration and the CFed Closing Consideration and, in lieu thereof, the number of shares of New ELI Stock issuable to any Constituent Owner of record as RVision Closing Consideration or CFed Closing Consideration shall be rounded to the nearest whole share of New ELI Stock, with 0.5 rounded upward.

                  (e) At the Closing, ELI shall deliver, upon surrender of each Exchanged Certificate to ELI for cancellation, to the holder of such Exchanged Certificate a certificate representing that number of whole shares of New ELI Stock that such holder has the right to receive in exchange for the Exchanged Certificate surrendered pursuant to the provisions of this Article II (after taking into account all Constituent Equity then held by such holder).

         Section 2.08      Calculation of Earnout Consideration.

                  (a) In the event that (i) ELI receives an aggregate of at least $12,000,000 in Net New Capital following the Closing Date and prior to May 1, 2006, and (ii) ELI, during the Earnout Period (as defined below), has Gross Sales (as defined below) equal to or greater than $18,000,000, that number of shares equal to 60% of each of the RVision Earnout Consideration and the CFed Earnout Consideration shall be earned and shall thereafter be issuable and deliverable as provided below..

                  (b) In the event that ELI receives less than an aggregate of $12,000,000 in Net New Capital following the Closing Date and prior to May 1, 2006, that number of shares equal to 60% of each of the RVision Earnout Consideration and the CFed Earnout Consideration shall be earned and shall thereafter be issuable and deliverable as provided below.

                  (c) A number of shares equal to 40% of each of the RVision Earnout Consideration and the CFed Earnout Consideration shall be earned and shall thereafter to issuable and deliverable as provided below in the event that ELI has a Gross Margin (as defined below) of at least 25% for calendar year 2006.

                  (d) For purposes of this Section 2.08:

                  "Earnout Period" means the 18 consecutive whole calendar months commencing on the first of the first full calendar month following the Closing Date.

                  "Gross Margin" means the amount by which Gross Sales exceeds cost of goods sold as reported on ELI's consolidated statements of operations for the applicable period.

                  "Gross Sales" means the amount reported as revenues from all sources on ELI's consolidated statements of operations for the applicable period.

                  "Net New Capital" means the amount of increases in capital stock and additional paid-in capital, after deducting offering and issuance costs, on ELI's consolidated statement of stockholders' equity for the applicable period.

         All information required for the determination of the Earnout Consideration in accordance with this Section 2.08 shall be derived from the consolidated financial statements for ELI and its consolidated subsidiaries for the applicable period in accordance with GAAP, consistently applied (except to the extent required by changes in GAAP). All financial statements for any calendar quarter shall be unaudited but shall contain adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and results for the period presented. All financial statements for any calendar year shall be audited and accompanied by an unqualified report by ELI's regular certified public accountants.

                  (e) Within 45 days following the expiration of the Earnout Period, ELI shall, based on a review of its regularly prepared quarterly financial statements, prepare and distribute to each of the Constituent Owners, in the manner for giving notices as provided in this Agreement, a calculation setting forth in reasonable detail the determination of the number of shares issuable in accordance with
         Section 2.08(a) or (c) (an "Earnout Calculation"). Such Earnout Calculation shall be accompanied with copies of the ELI consolidated financial statements for all periods from which the Gross Sales and Net New Capital amounts used in such calculation have been derived and shall be accompanied by a certificate signed by the principal accounting officer or other responsible executive of ELI preparing such calculation to the effect that it has been completed in accordance with the requirements of this Section 2.08. In the event that ELI fails or refuses to deliver an Earnout Calculation in accordance with this Subsection 2.08(e) within 75 days following the expiration of the Earnout Period, ELI shall be obligated to issue and deliver all of the shares issuable in accordance with the provisions of Subsection 2.08(a), unless ELI is able to prove by a clear preponderance of the evidence that such failure or refusal has been caused by any gross negligence or willful misconduct of one or more Constituent Owners.

                  (f) If ELI does not obtain $12,000,000 in Net New Capital following the Closing Date and prior to May 1, 2006, then on or before May 10, 2006, ELI shall issue and deliver all of the shares issuable in accordance with the provisions of Subsection 2.08(b), unless ELI is able to prove by a clear preponderance of the evidence that such failure or refusal has been caused by any gross negligence or willful misconduct of one or more Constituent Affiliate Owners.

                  (g) On or before March 31, 2007, ELI shall, based on a review of its regularly prepared annual financial statements for calendar year 2006, prepare and distribute to each of the Constituent Owners, in the manner for giving notices as provided in this Agreement, a statement of whether ELI is obligated to issue additional shares in accordance with the provisions of Subsection 2.08(b) (an "Earnout Calculation"). Such statement shall be accompanied with copies of the ELI consolidated financial statements for calendar year 2006 and shall be accompanied by a certificate signed by the principal accounting officer or other responsible executive of ELI preparing such statement to the effect that it has been completed in accordance with the requirements of this
         Section 2.08. In the event that ELI fails or refuses to deliver an Earnout Calculation in accordance with this Subsection 2.08(g) on or before April 30, 2007, ELI shall be obligated to issue and deliver all of the shares issuable in accordance with the provisions of Subsection 2.08(b), unless ELI is able to prove by a clear preponderance of the evidence that such failure or refusal has been caused by any gross negligence or willful misconduct of one or more Constituent Owners.

                  (h) Promptly following distribution of an Earnout Calculation, each Constituent Owner may review such Earnout Calculation and, within 30 days after the date of such distribution, may deliver to ELI a certificate setting forth such owner's objection to the Earnout Calculation, together with a summary of the reasons therefor and alternative calculations that, in the view of such Constituent Owner(s), are necessary to eliminate such objections. To resolve any objection timely brought within 30 days, the RVision Constituent Owners hereby designate Gregory Johnston as the RVision Constituent Representative (the "RVision Constituent Representative"), and the CFed Constituent Owners hereby designate Brain Kelly as the CFed Constituent Representative (the "CFed Constituent Representative")(the RVision Constituent Representative and the CFed Constituent Representative are each referred to as a "Constituent Representative" and together as the "Constituent Representatives"). The Constituent Owners of a Constituent shall be bound by any and all actions taken by the Constituent Representative hereby appointed on their behalf. In connection with the deliberations and negotiations set forth in accordance with this
         Section 2.08, each Constituent Representative shall represent the interests of the Constituent Owners making the appointment and shall not represent ELI or the other Constituent, and shall not have any fiduciary duty to ELI or its stockholders, even if such Constituent Representative is also then a member of the board of directors of ELI. ELI shall be represented in such deliberations and negotiations by a committee comprised of all directors who were not Constituent Owners or, if ELI does not then have any directors who were not Constituent Owners, by an independent representative designated by the board of directors of ELI (the "ELI Representative").

                  (i) In the event no Constituent Owner timely objects to an Earnout Calculation, such Earnout Calculation shall be final and binding as to all such Constituent Owners and ELI for purposes of this Agreement, but shall not limit the representations, warranties, covenants, rights, claims, remedies, and agreements of the Parties set forth elsewhere in this Agreement.

                  (j) In the event any Constituent Owner timely objects to an Earnout Calculation, the Constituent Representatives and ELI Representative shall meet, upon 10 days' written notice provided by the board of directors of ELI, to use their reasonable efforts to resolve by written agreement any differences as to the Earnout Calculation at issue (the "Agreed Adjustments"). In the event such representatives so resolve any such differences, the Earnout Calculation, as adjusted by the Agreed Adjustments, shall be final and binding as to all Constituent Owners and ELI for purposes of this Agreement but shall not limit the representations, warranties, covenants, rights, claims, remedies, and agreements of the Parties set forth elsewhere in this Agreement.

                  (k) In the event any objections timely raised by any Constituent Owner are not resolved by Agreed Adjustments within 60 days following distribution of the Earnout Calculation, the issue or amounts in question shall be determined by binding arbitration in accordance with the provisions of Section 10.05.

                  (l) Following the resolution of any objection in accordance with the foregoing, ELI shall deliver to each Constituent Owner a certificate setting forth the revised Earnout Calculation incorporating the foregoing adjustments. The revised Earnout Calculation, after giving effect to the adjustments resulting from the Agreed Adjustments or arbitration, as the case may be, shall be final and binding on ELI and all Constituent Owners for purposes of this Agreement but shall not limit the representations, warranties, covenants, rights, claims, remedies, and agreements of the Parties set forth elsewhere in this Agreement.

                  (m) The Parties shall make available to ELI, the Constituent Owners, the Constituent Representatives, and the ELI Representative such books, records, and other information (including accounting work papers) as they may reasonably request to audit or review the Earnout Calculations hereunder.

                  (n) Promptly (but not later than five days) after the final determination of the number of shares constituting the RVision Earnout Consideration and the CFed Earnout Consideration, ELI shall cause to be issued and delivered to all Constituent Owners stock certificates representing the appropriate number of additional shares of New ELI Stock to which they are entitled.

                  (o) The cumulative adjustments in accordance with this Section
         2.08 shall constitute an adjustment to the Consolidation Consideration.

                  (p) The Parties hereto acknowledge that a portion of the RVision Earnout Consideration and the CFed Earnout Consideration will be treated as imputed interest for income tax purposes in accordance with Treasury Regulations Section 1.1275-4(c). The Parties will cooperate with each other and make whatever elections are permitted under applicable income tax law, so that all such imputed interest is the smallest permitted amount. In accordance with Treasury Regulations
         Section 1.1274-4(a)(1), the Parties will determine the amount of such imputed interest by selecting the lowest applicable federal rate in effect during the (i) the three-month period ending with the month in which this Agreement is executed, or (ii) the three-month period ending with the month in which the Closing occurs.

                                   Article III
                   Representations, Warranties, and Covenants
                             Respecting the Entities

         In connection with this Agreement and the transactions contemplated hereby, each Entity shall deliver disclosure schedules that shall be correspondingly numbered to the Sections of this Article III (the "RVision Disclosure Schedules," the "CFed Disclosure Schedules," or the "ELI Disclosure Schedules," as the case may be). The Entities' disclosure schedules shall contain complete and correct copies, as presently in effect, of all documents, agreements, instruments, arrangements, contracts, commitments, or writings of any nature (including any amendments thereto) that in any way relate to the items listed, described, or disclosed therein. When used herein, reference to an Entity in relation to a particular schedule shall mean such Entity as described in the referenced schedule and shall be deemed to include any subsidiary of such Entity.

         As an inducement to, and to obtain the reliance of, each of the other Parties, each RVision Owner and CFed Owner who owns 5% or more of the issued and outstanding equity securities of RVision or CFed, as set forth on Appendices A or B (a "Constituent Affiliate Owner"), jointly and severally, represents, warrants, and covenants respecting RVision and CFed, respectively, and ELI represents, warrants, and covenants respecting ELI, all as of the Execution Date, as follows.

         Section 3.01      Organization and Qualifications.

                  (a) Each Entity is an entity duly organized, validly existing, and in good standing under the Laws of its state of organization; has all requisite power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted; and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have an Entity Material Adverse Effect. The term "Entity Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations, or current or future business of such Entity.

                  (b) Each Entity does not own, directly or indirectly, any subsidiaries and, except as set forth in Disclosure Schedule 3.01(b), each such Entity does not own an equity interest in any other corporation, partnership, joint venture arrangement, or other business entity that is material to the assets, liabilities, financial condition, results of operations, or current or future business of Entity. Except as set forth in Disclosure Schedule 3.01(b), each Entity does not have any predecessor, as that term is defined under GAAP.

                  (c) Disclosure Schedule 3.01(c) sets forth a list of all states where each Entity conducts and is qualified to conduct business.

         Section 3.02      Charter Documents. Included in Disclosure Schedule
3.02 is a complete and correct copy of each Entity's Charter Documents. Each Entity is not in violation of any of the provisions of its Charter Documents.

         Section 3.03      Capitalization.

                  (a) Set forth in Disclosure Schedule 3.03(a) is (i) a description of the authorized number of shares of each class or series of equity securities capital stock and ownership interests; (ii) a list showing the name, address, and holdings of each holder of record of equity securities of Entity as of the date of this Agreement, and (iii) a list of the number of equity securities reserved for issuance and the purpose therefor. Except as set forth in Disclosure Schedule 3.03(a), there are no other shares of Entity's equity securities reserved for issuance on the exercise of any other call, commitment, right, or other contractual arrangements to which Entity is a party or by which it is bound. All of the issued and outstanding shares of equity securities of Entity are duly authorized, validly issued, fully paid, and nonassessable and not issued in violation of (nor are any of the authorized shares of equity securities of Entity subject to) any preemptive or similar rights created by statute, the certificate or articles of organization, operating agreement or bylaws of Entity, or any agreement to which each Entity is a party or bound.

                  (b) Disclosure Schedule 3.03(b) sets forth all obligations, contingent or otherwise, of each Entity to (i) repurchase, redeem, or otherwise acquire any shares of Entity's equity securities; or (ii) provide material funds to, make any material investment in (in the form of a loan, advance, financial accommodation, capital contribution or otherwise), or provide any guarantee respecting the obligations of any other Person. Except as described in Disclosure Schedule 3.03(b), each Entity does not directly or indirectly own, has not agreed to purchase or otherwise acquire, or does not hold any interest convertible into or exchangeable or exercisable for 5% or more of the equity securities of any corporation, partnership, limited liability company, joint venture, or other business association or entity. Except as set forth in Disclosure Schedule 3.03(b), there are no agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings or calculated in accordance therewith, of each Entity. Except as set forth in Disclosure Schedule 3.03(b), there are no voting trusts, proxies, or other agreements or understanding to which each Entity is a party, by which each Entity is bound, or of which it has knowledge respecting the voting of any shares of capital stock or ownership interests of each Entity. Included in Disclosure
         Schedule 3.03(b) are complete and correct copies of all documents, agreements, or other instruments, as presently in effect, that evidence or relate to the items set forth on Disclosure Schedule 3.03(b).

                  (c) Disclosure Schedule 3.03(c) describes all options, warrants or other rights (including securities rights), agreements, arrangements, or commitments of any character to which each Entity is a party or by which it is bound relating to the issued or unissued equity securities of each Entity or obligating each Entity to grant, issue, or sell any equity securities of each Entity. Included in Disclosure
         Schedule 3.03(c) are complete and correct copies of all options, warrants, or other agreements, as presently in effect, that evidence or relate to the items set forth on Disclosure Schedule 3.03(c).

         Section 3.04 Authority. Each Entity has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Entity and the consummation by each Entity of the transactions contemplated hereby has been duly authorized by all necessary company action, and no other proceedings on the part of each Entity are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Entity and, assuming the due authorization, execution, and delivery thereof by all other Parties, constitutes the legal, valid, and binding obligation of each Entity enforceable against each such Entity in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar Laws, now or hereafter in effect affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 3.05      No Conflict: Required Filings and Consents.

                  (a) Except as set forth in Disclosure Schedule 3.05(a), the execution and delivery of this Agreement by each Entity does not, and the consummation of the transaction contemplated hereby will not, (i) conflict with or violate the Charter Documents of each Entity, (ii) conflict with or violate any federal, state, foreign or local Law or Order applicable to each Entity or by which any of its properties is bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of each Entity pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument, or obligation to which each Entity is a party or by or to which each Entity or any of its respective properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payments obligations, or Liens described in clause (iii) that would not have an Entity Material Adverse Effect.

                  (b) Except as set forth in Disclosure Schedule 3.05(b), the execution and delivery of this Agreement by each Entity does not, and consummation of the transactions contemplated hereby will not, require any Entity to obtain any consent, license, permit, approval, waiver, authorization or Order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except when the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or Orders, or to make such filings or notifications, would not, either individually or in the aggregate, materially interfere with Entity's performance of its obligations under this Agreement and would not have an Entity Material Adverse Effect.

                  (c) Except as set forth in Disclosure Schedule 3.05(c), no contract, agreement, lease, or other commitment, written or oral, to which Entity is a party or to which any of its properties or assets are subject requires the consent of the other party in order to consummate the transactions herein contemplated, except when the failure to obtain such consent would not have an Entity Material Adverse Effect. In the event a supply or sales contract may not be assigned without the consent of the other party to the agreement, which consent cannot be obtained before Closing, Entity will remain the party to the contract, purchase products respecting sales contracts, and sell products respecting purchase contracts, in either case at Entity's cost, insofar as practicable to maintain the economic value of the contract.

         Section 3.06      Permits; Compliance. Included in Disclosure Schedule
3.06 are complete and correct copies of all of Entity's franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and Orders necessary to own, lease, and operate its properties and to carry on its business in all material respects as it is now being conducted or as presently foreseeable (collectively, the "Entity Permits"), and, to Entity's knowledge, each third-party operator of any of Entity's properties is in possession of all such Entity Permits, and there is no action, proceeding, or investigation pending or, to the knowledge of Entity, threatened regarding suspension or cancellation of any of the Entity Permits, except when the failure to possess, or the suspension or cancellation of, such Entity Permits would not have an Entity Material Adverse Effect. The Entity and the conduct of the business of Entity are in compliance with all federal, state, foreign, or local Laws or Orders applicable to Entity or by which any of its properties is bound, except when noncompliance would not have an Entity Material Adverse Effect. Except as set forth in Disclosure Schedule 3.06, Entity has not received from any Governmental Entity any written notification respecting possible conflicts, defaults, or violations of Laws, except for written notices relating to possible conflicts, defaults, or violations that would not have an Entity Material Adverse Effect.

         Section 3.07      Financial Statements.

                  (a) Included in Disclosure Schedule 3.07(a) to this Agreement are (i) the unaudited financial statements of Entity as of December 31, 2004, including the balance sheet and the related statements of operations, stockholders' equity, and cash flows for the period then ended, and (ii) the unaudited balance sheet of Entity as of July 31, 2005 (the "Recent Balance Sheet"), and the related statements of operations ("Recent Statement of Operations"), stockholders' equity, and cash flows for the period commencing December 31, 2004, through the date of the Recent Balance Sheet (such financial statements as of or through the date of the Recent Balance Sheet are collectively referred to herein as the "Pre-Closing Financial Statements"). All such financial statements meet the requirements of Regulation S-B of the Securities Act and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as explained in the notes to such financial statements.

                  (b) Such financial statements, as of their respective dates, fairly reflect in all material respects the financial position of the Entity as of such date and the results of operations for the periods presented. Except as reflected on the Recent Balance Sheet, Entity did not have any liability or obligation (absolute or contingent) that should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP. All assets reflected on Entity's Recent Balance Sheet are properly reported and present fairly in all material respects the assets of Entity's business in accordance with GAAP.

                  (c) Entity's books and records, financial and otherwise, are in all material respects complete and correct and have been maintained in such a fashion as to permit the audit of Entity's financial statements for at least two full years in accordance with GAAP.

                  (d) Except as set forth on the Recent Balance Sheet or in the notes thereto, or Disclosure Schedule 3.07(d), Entity has good and marketable title to its accounts receivable, free of any Liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable arose in the ordinary course of Entity's business and are collectible in all material respects, net of any reported applicable allowance for doubtful accounts determined in accordance with GAAP, in the amounts recorded in such Recent Balance Sheet upon the continuation of reasonable collection efforts by regular employees of Entity, without resorting to litigation.

                  (e) Except as set forth Disclosure Schedule 3.07(e) or in Entity's Recent Balance Sheet, Entity has no material contingent liability, direct or indirect, matured or unmatured.

         Section 3.08 Absence of Certain Changes or Events. Except as set forth in Disclosure Schedule 3.08 to this Agreement, since the date of Entity's Recent Balance Sheet in accordance with the description in Section 3.07, there has not been any material adverse change in the business, operations, properties, level of inventory, assets, or condition of the business or any damage, destruction, or loss (whether or not covered by insurance) constituting an Entity Material Adverse Effect, including:

                  (a) any change in the assets, liabilities, financial condition, or operating results of Entity from that reflected in Entity's Recent Balance Sheet, except changes in the ordinary course of business;

                  (b) any damage, destruction, or loss, whether or not covered by insurance;

                  (c) any waiver by Entity of a valuable right or of a material debt owed to it;

                  (d) any change or amendment to Entity's Charter Documents or any agreement by which Entity or any of its assets or properties is bound or subject;

                  (e) any loans made by Entity to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (f) any resignation or termination of any executive officer or Key Employee of Entity, and Constituent Affiliate Owners are not aware of any impending resignation or termination of employment of any such officer or Key Employee;

                  (g) any material change in any compensation arrangement or agreement with any employee, director, or equity owner, other than pursuant to the Employment Agreements to be entered into in connection with the transactions contemplated by this Agreement;

                  (h) any adoption, creation, or material change in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with Entity's officers, directors, or employees;

                  (i) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets;

                  (j) any satisfaction or discharge of any Lien or payment of any obligation by Entity, except in the ordinary course of business and that is not material to the business, properties, prospects, or financial condition of Entity;

                  (k) any declaration, setting aside, or payment or other distribution in respect of any of Entity's equity ownership, or any direct or indirect redemption, purchase, or other acquisition of any of such equity ownership by Entity;

                  (l) any Lien created by Entity respecting any of its material properties or assets, except Liens for Taxes not yet due or payable;

                  (m) any receipt of notice that there has been a loss of, or material order cancellation by, any major Customer of Entity;

                  (n) any other event or condition of any character that has had an Entity Material Adverse Effect; or

                  (o) any agreement or commitment by Entity to do any of the things described or in accordance with this Section 3.08.

         Section 3.09 Absence of Litigation or Unasserted Claims. Disclosure Schedule 3.09 describes any claim, suit, litigation, proceeding, arbitration or, to the knowledge of each Entity, investigation of any kind, at Law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against Entity or any of its properties (except for claims, actions, suits, litigation, proceedings, arbitrations, or investigations that would not have an Entity Material Adverse Effect). Except as disclosed in Disclosure Schedule 3.09, each Entity has not received notice of any potential, claim, suit, litigation, proceeding, arbitration, or investigation, and Entity is not subject to any continuing Order of, consent decree, settlement agreement, or other similar written agreement with, or, to the knowledge of Entity, continuing investigation by, any Governmental Entity, or any Order, writ, or award of any Government Entity or arbitrator, including cease-and-desist or other Orders, except for matters that would not have an Entity Material Adverse Effect. Except as disclosed on Disclosure Schedule 3.09, to the best of such Entity's or Constituent Affiliate Owner's knowledge, there is no existing condition, situation, or set of circumstances that is probable or reasonably possible to result in any Entity Material Adverse Effect, whether or not there has been any manifestation by the potential claimant of an awareness of a possible claim or assessment, unless it is probable that a claim will be asserted and there is a reasonable possibility that the outcome will have an Entity Material Adverse Effect.

         Section 3.10      Customers, Suppliers, and Third-party Payors.

                  (a) Disclosure Schedule 3.10(a) includes (i) a list of names and addresses of the 10 largest Customers and the 10 largest suppliers (measured by dollar volume of purchasers or sales in each case) of Entity and the percentage of the business of Entity that each Customer or supplier represents or represented during each of the preceding three fiscal years, and the period since December 31, 2004; and (ii) copies of the forms of purchase order for inventory and other supplies and sales contracts for finished goods used by Entity.

                  (b) There exists no actual or threatened termination, cancellation, or limitation of, or any modification or change in, the business relationship of Entity with (i) any Customer or group of Customers of Entity whose purchases individually or in the aggregate are material to the operation of the business of Entity, (ii) any supplier or group of suppliers of Entity whose sales individually or in the aggregate are material to the operation of the business of Entity, or (iii) any government agency, private entity, or other third-party payor or group of any of the foregoing whose payments individually or in the aggregate are material to the operation of the business of Entity. There exists no present condition, state of facts, or circumstances involving Customers, suppliers, or payors that Entity can now reasonably foresee would have an Entity Material Adverse Effect after the consummation of the transactions contemplated by this Agreement or the continuation of Entity's business in essentially the same manner in which it has heretofore been conducted.

                  (c) Except as disclosed on Disclosure Schedule 3.10(c) or to the extent that the applicable statute of limitations has expired, all payment claims filed by or on behalf of Entity with third-party payors have been duly and timely filed, accompanied by the appropriate detailed supporting documentation, including requisite original signatures, and are true, correct, and complete. Entity has no liability respecting the return, reimbursement, or adjustment of any amount received from any such third-party payor to date (including any interest or penalties) accrued for or applicable to the period ended on the date of Entity's Recent Balance Sheet, except as reflected therein or as disclosed on Disclosure Schedule 3.10(c).

         Section 3.11 Tax Matters. Neither Entity nor any Constituent Affiliate Owner, nor to the knowledge of Entity or any Constituent Affiliate Owner, any of its Affiliates, has taken or agreed to take any action that would prevent the Consolidation from constituting a tax-free transaction qualifying in accordance with the provisions of Section 351 of the Code.

         Section 3.12      Taxes.

                  (a) For purposes of this Section 3.12, the term "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupations, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Disclosure Schedule 3.12(b) includes complete, signed copies of (i) all returns and information statements respecting any Taxes ("Returns") of Entity for all periods since the formation of Entity that remain open under the statute of limitations for assessments, and (ii) examination reports of and statements of deficiencies assessed against Entity. Entity does not do business or derive income from any state, local, territorial, or foreign taxing jurisdiction so as to be subject to Taxes or Return filing requirements, other than those Returns described in the preceding sentence. Except as disclosed on Disclosure Schedule 3.12(b) or to the extent that the applicable statute of limitations has expired, all Returns required to be filed by or on behalf of Entity have been duly filed on a timely basis with the appropriate Governmental Entities and are true, correct, and complete, and all Taxes for all periods covered by such Returns, or respecting any period (or portion thereof) prior to the Closing Date, have been duly paid in full or a provision for the payment thereof has been made in accordance with generally accepted accounting principles and is reflected on Entity's Recent Balance Sheet. Entity has no liabilities respecting the payment of any Taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of Entity's Recent Balance Sheet, except as reflected therein, and all such dates and years and periods prior thereto and for which Entity may at said date have been liable in its own right or as transferee of the assets of any other corporation or other entity, except for Taxes accrued but not yet due and payable.

                  (c) Except as set forth on Disclosure Schedule 3.12(c), Entity has not elected at any time pursuant to the Code to be treated as an S corporation in accordance with Section 1362(a) of the Code or a collapsible corporation in accordance with Section 341(f) of the Code, nor has Entity made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an Entity Material Adverse Effect on Entity, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Return of Entity.

                  (d) Entity has complied in all respect with all applicable Laws relating to the payment and withholding of Taxes (including any estimated Taxes and the withholding of Taxes in accordance with Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and has, within the time and the manner prescribed by Law, withheld from employee wages and paid over all amounts required to be paid under applicable Laws. There are no Liens on any of the assets of Entity respecting Taxes other than for Taxes not yet due and payable. There is no material dispute or claim concerning any liabilities for Taxes of Entity either raised or reasonably expected to be raised by any taxing authority.

                  (e) Except as disclosed in Disclosure Schedule 3.12(e), (i) there is no audit of any Returns of Entity by a Governmental Entity or taxing authority in process, pending, or threatened (formally or informally) and Entity has no knowledge of any such potential audit;
         (ii) except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved, no deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted respecting Taxes of Entity, and no notice (either formally or informally) has been received by Entity that it has not filed a Return or paid Taxes required to be filed or paid by it; (iii) Entity is not a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened (either formally or informally) against it or any of its assets, except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved; (iv) no waiver or extension of any statute of limitations is in effect respecting Taxes or Returns of Entity; (v) no action has been taken that would have the effect of deferring any liability for Taxes of Entity originally due and payable in any period prior to the Closing Date to any period after the Closing Date; (vi) there are no requests for rulings, subpoenas, or requests for information pending respecting the Taxes of Entity; (vii) no power of attorney has been granted by Entity respecting any matter relating to Taxes; (viii) Entity has never been included in an affiliated group of corporations, within the meaning in accordance with Section 1504 of the Code; and (ix) Entity is not (nor has it ever been) a party to any tax-sharing agreement between Affiliate corporations.

                  (f) Except as disclosed in Disclosure Schedule 3.12(f), Entity has not engaged in a transaction that is a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulation Section 1.6011-4(b)(2).

                  (g) Such Constituent Affiliate Owners and ELI have no plan or intent and know of no plan or intent by any other Constituent Owner or ELI that would cause such Constituent Owners not to be in control of ELI immediately after the Closing, within the meaning of Code Section 368(c).

         Section 3.13      No Vote Required. Except for the matters set forth in
Section 6.15, no vote of the holders of any class or series of Entity equity security is necessary to approve the Consolidation and the transactions contemplated by this Agreement.

         Section 3.14      Brokers. Except as set forth in Disclosure Schedule
3.14 or as otherwise provided in this Agreement, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Entity.

         Section 3.15 Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of Entity and no statement by Entity or other information contained in or documents referred to in the Entity disclosure schedules, as of the date of such representation, warranty, statement, or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

         Section 3.16      Employee Benefit Plans; Labor Matters.

                  (a) Entity is not bound by or subject to (and none of its operations is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the knowledge of Entity, has sought to represent any of the employees, representatives, or agents of Entity. There is no strike or other labor dispute involving Entity pending or, to the knowledge of Entity, threatened that could have an Entity Material Adverse Effect and Entity is not aware of any labor organization activity involving its employees. Entity is not aware that any officer or Key Employee, or that any group of Key Employees, intends to terminate employment with Entity, nor does Entity have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of Entity is terminable at the will of Entity.

                  (b) Except as set forth in Disclosure Schedule 3.16(b), Entity does not maintain nor has it contributed during the past five years or such shorter period as it has been in existence to any employee benefit plan (as such term is defined in the Employee Retirement Security Act ("ERISA") Section 3(s) or respecting which Entity or any member of its ERISA Group would incur liability in accordance with Sections 4065, 4069, 4212(c), or 4204 of ERISA, and any other retirement, pension, stock option, stock application rights, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding (collectively, the "Entity Benefit Plans"). As of the date of this Agreement, except as would not have an Entity Material Adverse Effect, the material Entity Benefit Plans maintained by Entity, or any member of its ERISA Group, or respecting which Entity has or may have a liability are in substantial compliance with applicable Laws, including ERISA and the Code. Disclosure Schedule 3.16(b) sets forth a list of all Entity Benefit Plans, true and complete copies of which have been furnished to ELI. Respecting the Entity Benefit Plans, no event has occurred and, to the knowledge of Entity, there exists no condition or set of circumstances, in connection with which Entity or any member of its ERISA Group could be subject to any liability under the terms of such Entity Benefit Plans, ERISA, the Code, or any other applicable Law that would have an Entity Material Adverse Effect.

                  (c) Except as otherwise set forth on Disclosure Schedule 3.16(c), neither Entity nor any member of its ERISA Group contributes to or has an obligation to contribute to, and has not within five years prior to the date of this Agreement contributed to or had an obligation to contribute to or has any secondary liability in accordance with ERISA Section 4204 to, a multiemployer plan within the meaning in accordance with Section 3(37) of ERISA.

                  (d) Neither Entity nor any member of its ERISA Group is or has ever been a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by Entity. There is no pending or threatened labor dispute, strike, or work stoppage against Entity that may interfere with the business activities of Entity. None of Entity or any of its representatives or employees has committed any unfair labor practices in connection with the operation of the business of Entity, and there is no pending or threatened charge or complaint against Entity by the National Labor Relations Board or any comparable state agency.

                  (e) Respecting each Entity Benefit Plan that is a "group health plan" within the meaning in accordance with Section 5000(b) of the Code, each such Entity Benefit Plan complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code, except when the failure to so comply would not have an Entity Material Adverse Effect.

                  (f) Except as otherwise set forth on Disclosure Schedule 3.16(f), Entity is not a party or subject to any agreement or arrangement, and has not established any plan, policy, practice, or program, requiring it to pay or provide any other form of compensation or benefit or vesting rights to any Person performing services for Entity that would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated hereby, including any parachute payment in accordance with Section 280G of the Code.

         Section 3.17 Employee Relations. To the best of such Entity's or Constituent Affiliate Owner's knowledge, Entity has complied in all material respects with all applicable Laws that relate to prices, wages, hours, harassment, disabled access, discrimination employment, collective bargaining, and the operation of its business and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. Entity believes that its relations with its employees are satisfactory.

         Section 3.18 Certain Business Practices. None of Entity, or any directors, officers, agents, members or employees of Entity on behalf of Entity, has used any funds for unlawful contributions, gifts, or entertainment or other unlawful expenses relating to political activity.

         Section 3.19 Environmental Matters. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. no. 99 499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. ss. 6901, et seq., or other applicable state or federal Laws adopted pursuant to any of the foregoing. Except as set forth in Disclosure Schedule 3.19, (a) during the period of Entity's ownership, use, or other occupancy of the properties of Entity, Entity has not used, generated, manufactured, stored, treated, disposed of, or released any hazardous waste or substance on, under, or about any of the properties, except in compliance with environmental Laws; and (b) Entity has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, except in compliance with environmental Laws, or (ii) any actual or threatened litigation or claims of any kind against Entity or any other Person for whose conduct it is or may be liable by any Person relating to such matters.

         Section 3.20 Insurance. Disclosure Schedule 3.20 sets forth a true and complete listing, and includes complete and correct copies, as presently in effect, of all material policies currently in force, and all other policies under which a claim could be made as of the date hereof (i.e., all occurrence-based policies), for fire, products and environmental or pollution control liability, professional liability, general liability, vehicle, workers' compensation, directors and officers' liability, title and other insurance owned, held by, or covering Entity or any of its property, assets, or activities, past or present. As of the date hereof, all of such policies are in full force and effect, and Entity has not received any outstanding notice of cancellation or termination respecting any policy of fire, products or environmental or pollution control liability, general liability, vehicle, workers' compensation, directors' and officers' liability, title and other insurance owned, held by, or covering Entity or any of its property, assets, or activities, past or present. Neither the Consolidation nor any of the transactions contemplated hereby shall cause the termination or may form the basis for terminating any such insurance policies or insurance coverages presently maintained by Entity.

         Section 3.21 Certain Contracts and Restrictions. Other than agreements, contracts, or commitments listed elsewhere in the Entity schedules, Disclosure Schedule 3.21 lists, as of the date hereof, and includes a complete and correct copy, as presently in effect, of each agreement, contract, or commitment (including any amendments thereto) to which Entity is a party or by which Entity is bound involving consideration to pass to or from Entity during the next 12 months in excess of $100,000 or that is otherwise material to the assets, liabilities, financial condition, results of operations, or current or future business of Entity, taken as a whole. As of the date of this Agreement and except as indicated on the Entity schedules, Entity has fully complied with all material terms and conditions of all agreements, contracts and commitments that will be listed in the Entity schedules and all such agreements, contracts, and commitments are in full force and effect, Entity has no knowledge of any defaults thereunder or any cancellations or modifications thereof, and such agreements, contracts, and commitments are not subject to any memorandum or other written document or understanding permitting cancellation.

         Section 3.22      Owned Properties.

                  (a) Disclosure Schedule 3.22(a) contains a brief description of each parcel of real property owned by Entity (showing the record title holder, legal description, permanent index or tax assessor parcel number, location, improvements, the uses being made thereof, and any indebtedness secured by a mortgage or other encumbrance of any type thereon) and of each option held by Entity to acquire any real property, and of all easements, rights of way, and similar rights respecting real property granted to Entity. Except as set forth in Disclosure Schedule 3.22(a) (showing the name of the lessee, the date of the lease, annual rental, expiration date, renewal and purchase options, if any), there are no leases, subleases, tenancies, or other rights of occupancy affecting such real property.

                  (b) Disclosure Schedule 3.22(b) contains a list of all machinery, equipment, vehicles, furniture, and other personal property owned by Entity having an original cost of $5,000 or more and used in or relating to the business of Entity. Except as set forth in Disclosure Schedule 3.22(b), all such personal property is in good operating and serviceable condition and repair, reasonable wear and tear excepted, and is suitable for the purposes for which it is being used or is proposed to be used.

                  (c) Except as set forth in Disclosure Schedule 3.22(c), all of the improvements owned by Entity are in good operating condition and repair, suitable for the purposes for which they are being used, and each has adequate rights of ingress and egress for the operation of the business of Entity. Except as set forth on Disclosure Schedule 3.22(c), no such improvement, or any appurtenance thereto or equipment therein, or the operation or maintenance thereof, violates any restrictive covenants or any provisions of any federal, state, or local Law or zoning regulation, or encroaches on any property owned by others. Entity shall deliver to each Entity complete and correct copies of any title opinions, surveys, and appraisals in Entity's possession or any policies of title insurance currently in force and in the possession of Entity respecting each such parcel.

                  (d) Except as set forth in Disclosure Schedule 3.22(d) and except for Liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of Entity's Recent Balance Sheet, Entity has good and marketable title free and clear of all Liens, the existence of which would have an Entity Material Adverse Effect, to all material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in Entity's Recent Balance Sheet as being owned by Entity as of the date thereof or purported to be owned on the date hereof.

         Section 3.23 Real Property Leases. Disclosure Schedule 3.23 sets forth a list and brief description of each lease or similar agreement (showing the name of the lessor, the date of the lease, annual rental, expiration date, renewal and purchase options, if any, the improvements thereon, the uses being made thereof, and the location and the legal description of the real property covered by such lease or other agreement) under which Entity is lessee of, or holds or operates, any real property owned by any third Person and used in or relating to the business of Entity. Entity has the right to quiet enjoyment of all such real property described in Disclosure Schedule 3.23 for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto. All leased premises are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition that materially interferes with the economic value or use thereof. Entity shall deliver to ELI complete and correct copies of any title opinions, surveys, and appraisals in Entity's possession or any policies of title insurance currently in force and in the possession of Entity respecting each such parcel of leased property, except as set forth in Disclosure Schedule 3.23, no consent of any lessor is required in order for Entity to enter into the Consolidation. All buildings, fixtures, equipment, and other property and assets that are material to its business held under leases by Entity are held under valid instruments enforceable by Entity in accordance with their respective terms. Included in Disclosure Schedule 3.23 are complete and correct copies, as presently in effect (including any amendments thereto), of each lease or similar agreement listed on Disclosure Schedule 3.23.

         Section 3.24 Personal Property Leases. Disclosure Schedule 3.24 contains a brief description of each lease or other agreement or right, whether written or oral (including in each case the annual rental, the expiration date thereof, and a brief description of the property covered), under which Entity is lessee of, or holds or operates, any machinery, equipment, vehicle, or other tangible personal property owned by a third Person. All leases of such personal property are in full force and effect according to their terms and there are no outstanding defaults of Entity or any other party. Included in Disclosure
Schedule 3.24 are complete and correct copies, as presently in effect (including any amendments thereto), of each lease or other agreement listed on Disclosure
Schedule 3.24.

         Section 3.25 Easements. The business of Entity has been operated in a manner that does not violate the material terms of any easements, rights of way, permits, servitude, licenses, and similar rights relating to real property used by Entity in its business except for violations that have not resulted and will not result in an Entity Material Adverse Effect. All material Entity easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business.

         Section 3.26 Inventories. The inventories of Entity (including raw materials, supplies, work-in-process, finished goods, and other materials) are in good, merchantable, and useable condition and (i) are reflected in Entity's Recent Balance Sheet in accordance with GAAP, and (ii) are reflected in the books and records of Entity at the lower of cost or market value on a first in first out basis. The inventory obsolescence policies of Entity are appropriate for Entity's industry and the reserve for inventory obsolescence contained in Entity's Recent Balance Sheet fairly reflects the amount of obsolete inventory as of such date. Disclosure Schedule 3.26(b) sets forth a list of all material inventory as of Entity's Recent Balance Sheet.

         Section 3.27 Futures Trading and Fixed Price Exposure. Entity is not presently engaged in any futures or options trading nor is it a party to any price, interest rate or currency swaps, hedges, futures, or other derivative instruments.

         Section 3.28 Intellectual Property. Except as otherwise set forth in Disclosure Schedule 3.28, Entity owns or possesses sufficient legal rights to
(a) all trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes, and (b) all patents and patent rights (collectively, the "Entity Intellectual Property") as are necessary to the conduct of Entity's business as now conducted and as presently proposed to be conducted, without any known conflict with, or infringement of, the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by Entity violates or will violate any license or infringe any intellectual property rights of any other party. Other than respecting commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances, or shared ownership interests of any kind relating to the foregoing, nor is Entity bound by or a party to any options, licenses, or agreements of any kind respecting the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, and processes of any other Person. Entity has not received any communications alleging that Entity has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other Person. Entity has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with Entity's business. It will not be necessary to use any inventions of any of Entity's employees (or Persons it currently intends to hire) made prior to their employment by Entity, other than such inventions that heretofore have been fully assigned to Entity. Each employee has assigned to Entity all intellectual property rights he or she owns that are related to Entity's business as now conducted. Disclosure Schedule 3.28 lists all patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights, and domain names of Entity. Other than license fees under any agreement listed on Disclosure Schedule 3.28, Entity is not obligated to make any payments of royalties, fees, or otherwise to any owner or licensor of or claimant to any Entity Intellectual Property respecting the use thereof in connection with the conduct of its business as presently conducted. There are no agreements, understandings, instruments, contracts, or Orders to which Entity is a party or by which it is bound that involve indemnification by Entity respecting infringements of Entity Intellectual Property. For purposes of this Section 3.28, Entity shall be deemed to have knowledge of a patent right if Entity has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent Laws.

         Section 3.29 Proprietary Information and Noncompetition Agreements. For purposes of this Section 3.29, "Proprietary Information" means

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any and all Entity Intellectual Property, Customer names, plans, forecasts, marketing, financial information, products, methodologies, technology, designs, drawings, engineering, and other business information of Entity; provided, however, Proprietary Information shall not include anything that is publicly known or any nonproprietary generic knowledge or knowledge that a Person would have gained in the course of employment with other employers in the same industry or business generally. Each current and former employee of or consultant to Entity that has had access to Entity's Intellectual Property or has had knowledge of or access to Entity Proprietary Information has entered into a confidentiality and nondisclosure agreement, substantially in the form attached to Disclosure Schedule 3.29 (the "Proprietary Information Agreement"). Except as otherwise set forth on Disclosure Schedule 3.29, to the Entity's knowledge, no officer, employee, or consultant of Entity is in violation of (a) any Proprietary Information Agreement or any other confidentiality or nondisclosure agreement or any prior employee contract or proprietary information agreement with any other corporation or third party, or (b) any agreement, covenant, or undertaking restricting or limiting in any material respect the activities of such officer, employee, or consultant.

         Section 3.30      Transactions with Affiliates.

                  (a) Disclosure Schedule 3.30(a) describes every material contract, agreement, or arrangement between Entity and any Person who is or has ever been an officer or director of Entity or Person owning of record, or known by Entity to own beneficially, 10% or more of the issued and outstanding capital stock or ownership interests of Entity and which is to be performed in whole or in part after the date hereof or was entered into within three years before the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of Entity, and the amount paid or received, whether in cash, in services, or in kind, is, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Entity than terms available from otherwise unrelated parties in arm's-length transactions. Except as disclosed in Disclosure Schedule 3.30, no officer or director of Entity or 10% stockholder of Entity has, or has had during the preceding three years, any interest, directly or indirectly, in any material transaction with Entity. Disclosure
         Schedule 3.30(a) also describes any commitment by Entity, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated Person. Disclosure Schedule 3.30(a) includes complete and correct copies, as presently in effect, of every contract, agreement, or arrangement listed on Disclosure Schedule 3.30(a).

                  (b) Except as described in Disclosure Schedule 3.30(b), no Key Employee, officer, director, or stockholder of the Constituents or member of his or her immediate family is indebted to the Constituents, nor are the Constituents indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Constituents, and (iii) for other standard employee benefits made generally available to all employees. None of such persons has any direct or indirect ownership interest in any firm or corporation with which the Constituents are affiliated or with which the Constituents have a business relationship, or any firm or corporation that competes with the Constituents, except in connection with the ownership of stock in publicly-traded companies. No employee, officer, director, or stockholder, nor any member of their immediate families, is, directly or indirectly, interested in any material contract with the Constituents, except as described in Disclosure Schedule 3.30(b) (other than such contracts as relate to any such Person's ownership of capital stock or other securities of the Constituents).

         Section 3.31 Compliance with Securities Laws. All of the securities offered and sold by Entity within three years prior to the date of this Agreement were issued in transactions exempt from registration under the Securities Act and state securities Laws.

         Section 3.32      Bank Accounts and Powers of Attorney. Disclosure
Schedule 3.32 sets forth (a) all bank accounts and safe deposit boxes maintained by such Entity, if any, along with a list of the Persons authorized to draw upon, have access to, or operate such accounts or boxes, and (b) the name of each Person holding a general or specific power of attorney from such Entity.

         Section 3.33 Americans with Disabilities Act Compliance. The facilities used by the Entity are maintained in full accordance with the Americans with Disabilities Act of 1990 (the "ADA"). Entity has not received any notice to the effect, or otherwise been advised, that the facilities are not in compliance with the ADA, and to Entity's knowledge, there are no existing circumstances applicable to Entity that are likely to result in a violation of the ADA.

         Section 3.34 Minute Book. The minute book of Entity contains, and will contain at the Closing Date, a complete record of all meetings, consents, or other actions of its board or other governing body or bodies, including committees thereof, and equity owners for the period from inception through the date hereof and accurately reflects the substance of all transactions referred to in such minutes in all material respects.

         Section 3.35 Solvency. Entity is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured), and currently Entity has no information that would lead it to reasonably conclude that Entity would not have the ability, and does not intend to take any action that would impair its ability, to pay its debts from time to time incurred in connection therewith as such debts mature.

         Section 3.36 Foreign Corrupt Practices. Neither Entity nor any of its directors, officers, agents, employees, or other Person acting on behalf of Entity has, directly or indirectly, in the course of his or her actions for or on behalf of Entity, used any corporate funds for any unlawful contribution, gift, or entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, Entity has not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

         Section 3.37 Internal Accounting Controls. Entity and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                                   Article IV
                   Representations, Warranties, and Covenants
                     Respecting Constituent Affiliate Owners

         Each Constituent Affiliate Owner, severally but not jointly, represents, warrants, and covenants as follows with respect to itself and no other Constituent Affiliate Owner.

         Section 4.01 Authority; Enforcement; Ownership. Such Constituent Affiliate Owner has the full legal capacity, right, power, and authority to enter into this Agreement, to perform such owner's obligations under this Agreement, and to consummate the transactions contemplated herein, including the right to sign on behalf of such constituent Affiliate Owner's spouse. This Agreement has been duly executed and delivered by such Constituent Affiliate Owner and constitutes a legal, binding, and valid obligation of such Constituent Affiliate Owner, enforceable against such Constituent Affiliate Owner in accordance with its terms. Such Constituent Affiliate Owner owns beneficially and of record all of the shares of Constituent Equity as identified on Disclosure Schedule 3.03(a) of the respective Entity schedules as being owned by such Constituent Affiliate Owner, and except as set forth on Disclosure Schedule 4.01, such Constituent Equity is owned free and clear of all Liens and voting trusts of every kind.

         Section 4.02      No Violation. Except as set forth in Disclosure
Schedule 4.02, the execution and delivery of this Agreement by such Constituent Affiliate Owner, the performance by such Constituent Affiliate Owner of its obligations hereunder, and the consummation of the transactions contemplated hereby (a) do not and will not result in any violation or breach of, constitute a default or give rise to any right to termination, cancellation, or acceleration or loss of any right or benefit under, or result in the imposition of any Lien on any Constituent Equity owned by such Constituent Affiliate Owner under any of the terms or provisions of any agreement, contract, instrument, or commitment to which such Constituent Affiliate Owner is a party or by which such Constituent Affiliate Owner or his or her property is bound, (b) do not and will not conflict with or violate any applicable Law or Order binding upon or applicable to such Constituent Affiliate Owner or its property, and (c) except as set forth on Disclosure Schedule 4.02, do not require any consent, waiver, authorization, or declaration of, filing or registration with, or other action by any Governmental Entity or any other third party.

         Section 4.03 Preemptive Rights. Such Constituent Affiliate Owner does not have or hereby waives any preemptive or other right to acquire shares of stock of the Constituent in which such Constituent Affiliate Owner holds shares of Constituent Equity or of ELI that such Constituent Affiliate Owner has or may have had, other than the rights of such Constituent Affiliate Owner to acquire New ELI Stock pursuant to this Agreement.

         Section 4.04 Termination of Agreements. Such Constituent Affiliate Owner agrees to terminate, on or prior to the Closing Date, (a) executory stockholders agreement, voting agreement, voting trust, subscription, option, warrant, call, conversion right, or commitment of any kind that obligates the Constituent in which such Constituent Affiliate Owner holds shares of Constituent Equity to issue any securities or purchase, redeem, or otherwise acquire any securities or any interests therein, (b) executory employment agreement between such Constituent Affiliate Owner and the Constituent (but not any noncompetition, nonsolicitation, or nondisclosure provisions contained therein), and (c) any other existing executory agreement between the Constituent in which such Constituent Affiliate Owner holds shares of Constituent Equity and such Constituent Affiliate Owner, all save and except such agreements as are to be executed and delivered in connection with the consummation of the transactions contemplated by this Agreement in accordance with Article VI.

         Section 4.05 Repayment of Indebtedness. Such Constituent Affiliate Owner agrees to cause all indebtedness owed by such Constituent Affiliate Owner to the Constituent in which such Constituent Affiliate Owner holds shares of Constituent Equity to be paid in full on or prior to the Closing.

         Section 4.06 Private Offering of Securities. Neither such Constituent Affiliate Owner nor any of its Affiliates nor anyone acting on its behalf has offered or sold any security of the Constituent in which such Constituent Affiliate Owner holds shares of Constituent Equity to any Person under circumstances that would cause the consummation of the transactions contemplated by this Agreement to require registration under the Securities Act.

         Section 4.07 Control of Related Businesses. Except as set forth in Disclosure Schedule 4.07, such Constituent Affiliate Owner is not, alone or with one or more other Persons, the controlling Affiliate of any entity, business, or trade that is engaged in any line of business that is the same as or similar to any line of business in which any Constituent is engaged.

                                    Article V
                            Conduct Prior to Closing

         Section 5.01 Affirmative Covenants of Each Party. Except as expressly set forth in this Agreement, as set forth in any RVision, CFed, or ELI schedule, or otherwise consented to in writing by all other Parties, ELI will, and the RVision Owners and CFed Owners will cause RVision and CFed, respectively, to:

                  (a) continue to operate its business in the ordinary course consistent with past practices;

                  (b) use reasonable commercial efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and employees, and maintain its relationships with its material Customers and suppliers;

                  (c) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories of products based on its customary business practice;

                  (d) use reasonable commercial efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                  (e) (i) use reasonable commercial efforts to arrange on behalf of ELI one or more credit facilities to replace any existing credit facility of the respective Constituent, certain of which may be guaranteed personally by the owners of such Constituent, and (ii) obtain the release of each such personal guarantee to such existing credit facility or, if such releases are not obtained prior to the Closing Date, to provide for indemnification by ELI of each such guarantor who is not then released from such personal guarantee; and

                  (f) take all such steps as are commercially reasonable in order to consummate the Consolidation and all other transactions contemplated hereby, including securing all requisite consents thereto.

         Section 5.02 Negative Covenants of All Parties. Except as expressly set forth in this Agreement, as set forth in any Constituent or ELI

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

schedule, or otherwise consented to in writing by all other Parties, from the date of this Agreement until the Closing Date, neither ELI, nor will the RVision Owners and CFed Owners permit RVision and CFed, respectively, to:

                  (a) except as described in Disclosure Schedule 3.03(a) of the RVision, CFed or ELI disclosure schedules, declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock or ownership interests; provided, however, that any Constituent that is treated for federal income tax purposes as a partnership or an S corporation for which an election in accordance with Section 1362(a) of the Code is in effect may not, prior to Closing, make any distribution to its equity owners that is not set forth in Disclosure Schedule 5.02(a) without ELI's prior written consent, which may be granted or withheld in its absolute discretion;

                  (b) except as described in Disclosure Schedule 3.03(b) of the RVision, CFed, or ELI schedules, (i) redeem, purchase, or otherwise acquire any shares of its capital stock or ownership interests, or any securities or obligations convertible into or exchangeable for any shares of its capital stock or ownership interests (other than any such acquisitions directly from such Party in exchange for capital contributions or loans), or any options, warrants, or conversion or other rights to acquire any shares of its capital stock or ownership interests, or any such securities or obligations (except in connection with the exercise of outstanding stock options in accordance with their terms); (ii) effect any reorganization or recapitalization; (iii) split, combine, or reclassify its capital stock or ownership interests; or (iv) issue, authorize, or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or ownership interests;

                  (c) except as described in Disclosure Schedule 3.03(c) of the RVision, CFed, or ELI schedules or as contemplated by this Agreement,
         (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Liens or limitations in voting rights) of, any shares of any class of its capital stock or ownership interests (including shares or ownership interests held in treasury), any securities convertible into or exercisable or exchangeable for any such shares or ownership interests, or any rights, warrants, or options to acquire any such shares or ownership interests (except as permitted in accordance with Subsections 2.04(a) and 2.04(b) of this Agreement or for the issuance of shares upon the exercise of outstanding stock options or the vesting of restricted stock in accordance with the terms of outstanding ELI of Constituent Equity awards); (ii) amend or otherwise modify the terms of any such rights, warrants, or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the exercisability of stock options;

                  (d) acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                  (e) sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, any of its material assets, except for the sale of inventory or other dispositions in the ordinary course;

                  (f) initiate, solicit, or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors, or employees of ELI or any investment banker, financial advisor, attorney, accountant, or other representative retained by such Party to take any such action, and such Party shall promptly notify each other Party of all relevant terms of any such inquiries and proposals received by or respecting ELI, RVision, or CFed or by any such officer, director, investment banker, financial advisor, attorney, accountant, or other representative relating to any of such matters, and if such inquiry or proposal is in writing, such Party shall promptly deliver or cause to be delivered to each other Party a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving a Party hereto: (i) any merger, consolidation, share exchange, business combination, or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 20% or more of the assets of ELI, RVision, or CFed; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock or ownership interests of ELI, RVision, or CFed or the filing of a registration statement under the Securities Act in connection therewith; (iv) any Person (other than stockholders of ELI, RVision, or CFed as of the date of this Agreement) having acquired Beneficial Ownership of, or any group (as such term is defined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed that beneficially owns, or has the right to acquire Beneficial Ownership of, 20% or more of the outstanding shares of capital stock or ownership interests of ELI, RVision, or CFed; or (v) any public announcement of a proposal, plan, or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

                  (g) release any third party from its obligations or grant any consent under any existing standstill provision relating to a Competing Transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

                  (h) adopt or propose to adopt any amendments to its Charter Documents that would alter the terms of its capital stock or ownership interests or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

                  (i) change any of its methods of accounting in effect at the date of its Recent Balance Sheet; make or rescind any express or deemed election relating to Taxes; settle or compromise any claim, action, suit, litigation, audit, or controversy relating to Taxes (except when the amount of such settlements or controversies, individually or in the aggregate, does not exceed $10,000); or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns, if any, for the most recent taxable year, except in each case, as may be required by Law or GAAP;

                  (j) incur any obligations for borrowed money or purchase money indebtedness or guarantee, whether or not evidenced by a note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice or as otherwise contemplated by this Agreement;

                  (k) enter into any material arrangement, agreement, or contract with any third party that provides for an exclusive arrangement with that third party or is substantially more restrictive on ELI, RVision, or CFed, as the case may be, or substantially less advantageous to such than arrangements, agreements, or contracts existing on the date hereof;

                  (l) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other material reorganization;

                  (m) pay, discharge, or satisfy any claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, or satisfaction of any such claims, liabilities, or obligations, that are (i) not payable to any Affiliate of ELI, RVision, or CFed, (ii) reflected on, reserved against in, or contemplated by the financial statements (or the notes thereto) of ELI, RVision, or CFed, (iii) incurred in the ordinary course of business consistent with past practice, and (iv) legally required to be paid, discharged, or satisfied;

                  (n) knowingly take, or agree to commit to take, any action that would make any representation or warranty of ELI, RVision, or CFed contained herein or in its disclosure schedules inaccurate in any respect at, or as of any time prior to, the Closing Date;

                  (o) engage in any transaction with, enter into any agreement, arrangement, or understanding with, or pay any amount to, directly or indirectly, any of such Party's Affiliates, including any transactions, agreements, arrangements, or understanding with any Affiliate, other than pursuant to such agreement, arrangements, or understandings existing on the date of this Agreement and as set forth in Disclosure
         Schedule 3.29 of the RVision, CFed and ELI disclosure schedules, or that are contemplated under this Agreement; provided that, such Party provides each other Party with all information concerning any such agreement, arrangement, or understanding that each other Party may reasonably request;

                  (p) agree to or approve any commitment, including any authorization for expenditure or agreement to acquire property, other than in the ordinary course of business, obligating such Party for an amount in excess of $10,000;

                  (q) engage in any futures or options trading or be a party to any price or currency swaps, hedges, futures, or derivative instruments; or

                  (r) agree in writing or otherwise to do any of the foregoing.

         Section 5.03      Access and Information; Noncompetition.

                  (a) ELI shall (i) afford the Constituent Owners and their respective accountants, consultants, legal counsel, agents, and other representatives (collectively, the "Owners Access Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, directors, employees, agents, properties, offices, and other facilities of ELI and to the books and records thereof; and (ii) furnish promptly to each Constituent Owner and the Owners Access Representatives such information concerning the business, properties, contracts, records, and personnel of ELI (including financial, operating, and other data and information) as may be reasonably requested, from time to time, by any Constituent or such Owners Access Representatives.

                  (b) Each RVision Owner and CFed Owner shall cause RVision and CFed, respectively, to (i) afford to ELI and its officers, directors, employees, accountants, consultants, legal counsel, agents, and other representatives (collectively, the "ELI Access Representatives") and each other Constituent Owner and the other Owners Access Representatives, reasonable access at reasonable times, upon reasonable prior notice, to the officers, directors, employees, accountants, agents, properties, offices, and other facilities of such Constituent and to the books and records thereof; and (ii) furnish promptly to ELI and the ELI Access Representatives and each other Constituent Owner and the other Owners Access Representatives such information concerning the business, properties, contracts, records, and personnel of such Constituent (including financial, operating, and other data and information) as may be reasonably requested, from time to time, by ELI, the ELI Access Representatives, each other Constituent Owner, and the Owners Access Representatives.

                  (c) Notwithstanding the foregoing provisions in accordance with this Section 5.03, no Party shall be required to grant access or furnish information to any other Party to the extent that such access to or the furnishing of such information is prohibited by Law. No investigation by the Parties hereto made heretofore or hereafter shall affect the representations and warranties of the Parties that are herein contained and each such representation and warranty shall survive such investigation.

                  (d) The information received in accordance with Subsections 5.03(a) and (b) shall be deemed to be "Confidential Information." Each Party hereto agrees that it will treat in confidence all documents, materials, and other Confidential Information that it shall have obtained regarding any other Party, RVision, or CFed during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein, and the preparation of this Agreement and other related documents. Such documents, materials, and other Confidential Information shall not be communicated to any third Person (other than to its respective counsel, accountants, financial advisors, or lenders) and shall not be used for any purpose to the detriment of any other Party, RVision, or CFed. No Party shall use any Confidential Information in any manner whatsoever except solely for the purpose of evaluating a possible business relationship with any other Party. No Party and no Owners Access Representative or ELI Access Representative will, during the term of this Agreement or at any time during the two years thereafter, irrespective of the time, manner, or cause of termination of this Agreement, use, disclose, copy, or assist any other Person in the use, disclosure, or copying of any documents, materials, or other Confidential Information of any other Party hereto or of RVision or CFed.

                  (e) For a period of one year after the execution of this Agreement, each Party will not, directly or indirectly, (i) solicit, divert, or take away, or attempt to solicit, divert, or take away, the business of any Customers, as defined below of any Constituent or ELI respecting any such other Constituent's or ELI's business and operations; or (ii) attempt or seek to cause any of the Customers of any other Constituent or ELI to refrain from maintaining, selling to, or acquiring from or through any other Constituent or ELI any product or service relating to the business and operations of any other Constituent or ELI. As used in this Agreement, "Customers" mean any actual Customer of any Constituent or ELI or its Affiliates served within 12 months prior to the date of the execution of this Agreement, as identified in Confidential Information in accordance with Subsections (a) and (b) of this Section 5.03.

                  (f) Except as set forth in Disclosure Schedule 5.03(f), for a period of one year subsequent to the execution of this Agreement, each Party will not offer any employment or consulting position to any employee of any Constituent or ELI, or induce or attempt to induce or persuade any such employee to terminate his or her employment relationship with any such Constituent or ELI or assist any other Person in doing the foregoing, except that no Constituent shall be precluded from considering and accepting unsolicited applications from such employees or applications from such employees in response to a general solicitation of employment not specifically directed to employees of any Constituent or ELI.

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

The covenants set forth in Subsections 5.03(d) through (f) shall survive the termination of this Agreement for any reason.

                                   Article VI
                              Additional Agreements

         Satisfaction or performance of each of the additional agreements in this Article VI is an express condition precedent to Closing.

         Section 6.01      Filings or Notices Pursuant to Securities Laws.

                  (a) ELI shall prepare and file with the SEC a notice on Form D and such other notices or applications as ELI may deem appropriate under state securities Laws in connection with the transactions contemplated by this Agreement. Each Constituent Owner and ELI shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of New ELI Stock in the Consolidation. Each Constituent Owner shall furnish, or shall cause such Constituent to furnish, to ELI all information concerning such Constituent Owner and the holders of its equity securities as ELI may reasonably request in connection with such actions.

                  (b) The information supplied by any Party for inclusion in the notices or other filings in accordance with this Section 6.01 shall not, at the time filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing Date any event or circumstance relating to any Party or any Party's Affiliates, or its or their respective officers or directors, is discovered by any Party that should be set forth in a supplement or amendment to any notices or other filings in accordance with this Section 6.01, such Party shall promptly inform each other Party thereof in writing. All documents that such Party is responsible for filing with the SEC or any state authority in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, state securities Laws, and applicable state Laws.

         Section 6.02      Appropriate Action; Consents; Filings.

                  (a) Each Constituent Affiliate Owner and ELI shall use reasonable commercial efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper, or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement,
         (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations, or Orders required to be obtained or made by any Constituent or ELI in connection with the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Consolidation, (iii) make all necessary filings, and thereafter make any other required submissions, respecting this Agreement and the Consolidation required under (1) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities Laws, and (2) any other applicable Law; provided that, each Constituent Affiliate Owner and ELI shall cooperate with each other Party in connection with the making of all such filings, including providing copies of all such documents to each nonfiling Party and its advisors prior to such filings and, if requested, shall accept all reasonable additions, deletions, or changes suggested in connection therewith. Each Constituent Affiliate Owner and

         ELI shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                  (b) Each Constituent Affiliate Owner and ELI agree to cooperate with respect to, and agree to use reasonable commercial efforts vigorously to contest and resist, any action, including legislative, administrative, or judicial action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the Consolidation or any other transactions contemplated by this Agreement. Each of the Constituents, Affiliate Owners, and ELI also agree to take any and all actions that, if not taken, would cause any condition to Closing not to be satisfied; provided, however, that in no event shall any Constituent, Affiliate Owners, or ELI be required to take any action that would or could reasonably be expected to have an Entity Material Adverse Effect.

                  (c) Each Constituent Affiliate Owner and ELI shall give any notices to third parties, and use reasonable commercial efforts to obtain any third-party consents (i) necessary, proper, or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases, or other agreements in connection with the consummation of the transactions contemplated hereby, or (iii) required to prevent an Entity Material Adverse Effect from occurring prior to the Closing Date or an Entity Material Adverse Effect on the business of ELI from occurring after the Closing Date. In the event that any Party shall fail to obtain any third-party consent as described above, such Party shall use reasonable commercial efforts, and shall take any such actions reasonably requested by any other Party, to limit the adverse effect upon each of the Constituents and ELI and their respective businesses, resulting or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

                  (d) Each Constituent Affiliate Owner and ELI shall use reasonable commercial efforts to obtain release of any guarantees by any Constituent Affiliate Owner of any third-party indebtedness or obligation that will not be paid, discharged, or otherwise satisfied at the Closing Date.

                  (e) Each Constituent Affiliate Owner and ELI shall promptly notify all other Parties of (i) any material change in its current or future business, assets, liabilities, financial condition, or results of operations, (ii) any material complaints, investigations, or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities respecting its business or the transactions contemplated hereby, (iii) the institution or the threat of material litigation involving it, or (iv) any material event or condition that might reasonably be expected to cause any of its representations, warranties, covenants, or agreements set forth herein not to be materially true and correct at the Closing Date. As used in the preceding sentence, "material litigation" means any case, arbitration, or adversary proceeding or other matter that would have been required to be disclosed on Disclosure Schedule 3.09 the RVision, CFed, or ELI schedules, if in existence on the date hereof, or in respect of which the legal fees and other costs to such Constituent or ELI, as the case may be, might reasonably be expected to exceed $10,000 over the life of the matter.

         Section 6.03 Acquisition of New ELI Stock. The consummation of this Agreement and the transactions contemplated herein, including the issuance of the New ELI Stock, comprising the Consolidation Consideration to the Constituent Owners as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state securities Laws. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which the Constituent Owners acquire such securities comprising the Consolidation Consideration.

                  (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for the issuance of New ELI Stock in the Consolidation, each Constituent Owner hereby makes the following representations and warranties:

                           (i) Such Constituent Owner acknowledges that neither
                  the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the New ELI Stock, and that the transactions contemplated herein involve certain risks.

                           (ii) Such Constituent Owner has received and read
                  this Agreement and understands the risk related to the consummation of the transactions herein contemplated.

                           (iii) Such Constituent Owner has such knowledge and
                  experience in business and financial matters that such Constituent Owner is capable of evaluating the Consolidation and ELI and its proposed business operations.

                           (iv) Such Constituent Owner has been provided with a
                  copy of the Agreement and the related disclosure schedules of the Parties hereto plus all materials and information requested by each or his or her representative, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and each has been provided the opportunity for direct communication with ELI and its representatives regarding the transactions contemplated hereby.

                           (v) All information that each Constituent Owner has
                  provided to ELI or its agents or representatives concerning suitability to hold shares in ELI following the transactions contemplated hereby is complete, accurate, and correct.

                           (vi) Such Constituent Owner has not offered or sold
                  any interest in this Agreement and has no present intention of dividing the New ELI Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

                           (vii) Such Constituent Owner was at no time solicited
                  by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of the New ELI Stock through this Agreement.

                           (viii) As a result of the Consolidation, such
                  Constituent Owner believes that its financial prospects resulting from its ownership in ELI will not be materially less favorable than his or her retained ownership in such Constituent. Each Constituent Owner anticipates no need in the foreseeable future to sell the New ELI Stock to be acquired pursuant hereto. Each is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, is able to hold the New ELI Stock to be received for an indefinite period.

                           (ix) Such Constituent Owner understands that the New
                  ELI Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state securities Laws for transactions by an issuer not involving any public offering and that any disposition of the New ELI Stock may, under certain circumstances, be inconsistent with this exemption and may make the holder who disposes of such stock an "underwriter" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject New ELI Stock can only be effected in transactions that are not considered distributions.

                           (x) Such Constituent Owner acknowledges that the
                  shares of New ELI Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. ELI is under no obligation to register the New ELI Stock under the Securities Act. If Rule 144 is available (and no assurance is given that it will be except as expressly set forth in this Agreement), after one year and prior to two years following the Effective Date, only routine sales of such New ELI Stock in limited amounts can be made in reliance upon Rule 144 in accordance with the terms and conditions of that rule. ELI is under no obligation to the stockholders or other equity owners of the Constituents to make Rule 144 available, except as may be expressly agreed to by it in writing in this Agreement, and in the event Rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before such Persons can sell, transfer, or otherwise dispose of such New ELI Stock without registration under the Securities Act. ELI's registrar and transfer agent will maintain a stop-transfer order against the registration of transfer of the New ELI Stock, and the certificate representing the New ELI Stock will bear a legend in substantially the following form so restricting the sale of such securities:

                           The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

                           (xi) Such Constituent Owner acknowledges that ELI may
                  refuse to register transfer shares of the New ELI Stock in the absence of compliance with Rule 144 unless the holder furnishes the issuer with a "no-action" or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to ELI stating that the transfer is proper. Further, unless such letter or opinion states that the shares of New ELI Stock are free of any restrictions under the Securities Act, ELI may refuse to transfer the New ELI Stock to any transferee that does not furnish in writing to ELI the same representations and agree to the same conditions respecting such New ELI Stock as set forth herein. ELI may also refuse to transfer the New ELI Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

                  (b) Such Constituent Owner shall execute and deliver to ELI, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like, as ELI and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities Laws.

                  (c) Each Party acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various Parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

         Section 6.04 Limitation on Resale of New ELI Stock of Constituent Affiliate Owners Following Offering. In order to facilitate the possibility of obtaining additional equity for ELI following the Closing, each Constituent Affiliate Owner agrees that the New ELI Stock shall be subject to the following restrictions.

                  (a) The New ELI Stock cannot be resold during a period commencing on the date of filing by ELI of a registration statement under the Securities Act for a public offering for cash by ELI of ELI Stock, or securities convertible into or exercisable or exchangeable for ELI Stock, or for the resale of ELI Stock issued in an unregistered private placement accompanied by a covenant of ELI to register resale of such securities prior to the date on which such securities may be resold under the provisions of Rule 144(k) under the Securities Act and continuing until the earlier of abandonment of the proposed public offering or 180 days following the effective date of such registration statement (the "Restricted Period"). At the request of ELI, each Constituent Affiliate Owner will cooperate with ELI in providing further reasonable written assurances respecting the foregoing in connection with any such public offering.

                  (b) During the Restricted Period, Constituent Affiliate Owners, excluding holders of shares that were sold and issued as part of the public offering, may not directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) shares of New ELI Stock received pursuant to this Agreement at any time during such period except securities included in such registration, except that after the Restricted Period, an individual Constituent Affiliate Owner may sell during any 30 days up to the number of shares permitted to be sold during any three months under the volume limitations set forth in Rule 144(e).

                  (c) In order to enforce the covenant set forth in accordance with this Section 6.04, ELI shall have the right to impose stop-transfer instructions respecting such shares of New ELI Stock held by Constituent Affiliate Owners, which also shall be binding on any assignee of a Constituent Affiliate Owner, until the end of such Restricted Period. During the Restricted Period, certificates representing the shares of New ELI Stock issued in the Consolidation to Constituent Affiliate Owners in accordance with this Agreement shall bear on their face a conspicuous legend noting the foregoing restriction in substantially the following form:

                  The securities represented by this certificate may not be sold during a period commencing on the date of filing by Eagle Lake Incorporated of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") for a public offering for cash by Eagle Lake Incorporated of Eagle Lake Incorporated stock, or securities convertible into or exercisable or exchangeable for Eagle Lake Incorporated stock, or for the resale of Eagle Lake Incorporated stock issued in an unregistered private placement accompanied by a covenant of Eagle Lake Incorporated to register resale of such securities prior to the date on which such securities may be resold under the provisions of Rule 144(k) under the Securities Act and continuing until the earlier of abandonment of the proposed public offering or 180 days following the effective date of such registration statement.

                  (d) Such Constituent Affiliate Owners shall execute and deliver to ELI, at or prior to the Closing or thereafter, such confirmation of their agreement to the foregoing restrictions as ELI may reasonably request.

                  (e) Notwithstanding the foregoing, in the event of any conflict or inconsistency between the foregoing and any provisions of any employment agreement or registration rights agreement between ELI and any Constituent Affiliate Owner, such employment or registration rights agreement shall prevail.

         Section 6.05      New ELI 2005 Long-term Incentive Plan.

                  (a) Prior to the Closing, ELI shall adopt and obtain approval of the holders of a majority of its issued and outstanding ELI Stock of a 2005 Long-term Incentive Plan in substantially the form attached hereto as Exhibit B (the "LTIP") authorizing up to 6,000,000 shares of ELI Stock for issuance thereunder. Pursuant to the LTIP, at the Closing ELI shall grant to the following Persons options to purchase the number of shares of ELI Stock set forth opposite their names below at any time before the date that is seven years after the Closing Date:

                               Name of Optionee                   Number

    Gregory Johnston......................................        425,000
    Arie Levinkron........................................        425,000
    Ernest T. Cammer III..................................        425,000
    Brian Kelly...........................................        925,000
                                                               ----------
                                                                2,200,000
                                                               ==========

                  (b) At the Closing, ELI shall execute and deliver to each of the above-named optionees a Notice of Option Grant in substantially the form attached hereto as Exhibit C setting forth the terms and conditions of such options.

                  (c) Prior to the Closing, ELI shall adopt and approve a plan to grant to each director assuming office prior to December 31, 2006, that is not an employee of ELI or a Constituent: (i) upon becoming a director, five-year options to purchase at $1.50 per share 150,000 shares of New ELI Stock (as adjusted for stock splits, combinations, recapitalizations, and the like), and (ii) annually thereafter on a date as specified by ELI's board of directors within 30 days following the public release of ELI's annual audited financial statements, five-year options to purchase that number of shares determined by dividing $75,000 by the market price for the New ELI Stock immediately preceding the date of grant, but in no event less than 15,000 shares (as adjusted for stock splits, combinations, recapitalizations, and the like), at an exercise price equal to the market price for the New ELI Stock immediately preceding the date of grant.

         Section 6.06 Tax Treatment. It is intended that the Consolidation between ELI and the Constituents will constitute a single unified transaction, and that such transaction shall meet the requirements in accordance with Section 351 of the Code. Each Party and Entity hereto shall use reasonable commercial efforts, and shall not take, and shall use reasonable commercial efforts to prevent any Affiliate of such Party or Entity from taking, any actions that could prevent the Consolidation to be treated as a unified transaction and from qualifying as a nontaxable transaction in accordance with the provisions of
Section 351 of the Code. Each Party acknowledges that there can be no assurance that the Consolidation will ultimately constitute part of a Section 351 transaction. In such event, the Consolidation may result in a taxable event to a Constituent Owner. Each Party hereby acknowledges that no representation or warranty is being made or professional opinion given by any Party or its legal, accounting, or tax advisers to any other Party regarding the treatment of this transaction for federal or state income taxation. Each Party is relying and shall rely exclusively on such Party's own legal, accounting, and tax advisers regarding the treatment of this transaction for federal and state income tax purposes, and not on any representation, warranty, or assurance from any other Party or Entity or such other Party's or Entity's legal, accounting, or tax advisers.

         Section 6.07 Public Announcements. No Party shall issue any press release or otherwise make any public statements respecting the Consolidation without the approval of the Constituents and ELI. The press release announcing the execution and delivery of this Agreement shall be a joint press release of the Constituents and ELI.

         Section 6.08 Employment Agreements. Contemporaneously with the execution of this Agreement, the following Constituent Owners, who shall also be executive officers of ELI and its consolidated subsidiaries following the Consolidation (the "Named Executive Officers"), shall execute and deliver Executive Employment and Noncompetition Agreements in substantially the forms attached as Exhibits D-1, D-2, D-3, and D-4, providing for the position set forth opposite the name of each below, all subject to the Closing and to become effective at the Closing Date:

              Name                              Position
              ----                              --------

     Gregory Johnston.......... Chief Executive Officer and Chief Technology
                                Officer and Chairman of the Board of
                                Directors for so long as he serves as a
                                member of the Board of Directors
     Arie Levinkron............ Senior Vice President--Mechanical Engineering
     Ernest T. Cammer III...... Senior Vice President--Sales and Integration
     Brian Kelly............... President and Chief Operating Officer and member of the Board of Directors for so long as he serves as a member of the Board of Directors

ELI shall use its commercially reasonable efforts to hire a chief financial officer to assume such responsibilities as quickly as practicable following the Closing.

         Section 6.09 Key-Man Life Insurance. ELI and the following Constituent Owners and Named Executive Officers shall use their commercially reasonable efforts to apply for and obtain key-man term life insurance policies, to be purchased, paid for, maintained, and owned by ELI and with ELI named as the primary beneficiary, on the following individuals in the amounts set forth opposite their names below:

             Name                                                 Amount
             ----                                                 ------

       Gregory Johnston..................................       $3,000,000
       Arie Levinkron....................................        1,500,000
       Ernest T. Cammer III..............................        1,500,000
       Brian Kelly.......................................        1,500,000

The foregoing insurance policies shall be applied for at or prior to the Closing and shall be pursued with diligence and dispatch to obtain their issuance at the earliest practicable date following the Closing, and shall be maintained by ELI on each such Named Executive Officer for as long as he is employed by ELI.

         Section 6.10 Confidential Information and Invention Assignment. At or prior to the Closing:

                  (a) the Named Executive Officers and such other of the Constituent Owners as ELI may request shall enter into Confidential Information and Invention Assignment Agreements in substantially the form attached hereto as Exhibit E; and

                  (b) the Constituent Owners shall use their commercially reasonably efforts to cause such other employees or other representatives of the Constituents as ELI may request to enter into Nondisclosure and Development Agreements in substantially the form attached hereto as Exhibit F.

         Section 6.11 Certain Tax Matters. The following provisions shall govern the allocation of responsibility as between ELI and the Constituents for certain tax matters following the Closing.

                  (a) For any tax period ending on or before the Closing Date, the Constituent Owners shall prepare or cause to be prepared all Returns for the respective Constituents that are required to (or pursuant to an extension may) be filed after the Closing Date. Subject to the requirements of applicable Law, each such Return shall be prepared in a manner consistent such Constituents' past practices.

                  (b) ELI and the Constituent Owners shall cooperate fully, as and to the extent reasonably requested by each other Party, in connection with the filing of Returns in accordance with this Section
         6.11 and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include provision of appropriate powers of attorney or similar authorizations, the retention and (upon request of either ELI or the relevant Constituent Owners) the provision of records and information that are reasonably relevant to any such audit, litigation, or other proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. ELI shall retain all books and records with respect to Tax matters pertinent to ELI relating to any tax periods and shall abide by all record retention agreements entered into with any taxing authority, and shall give the Constituent Owners reasonable written notice prior to transferring, destroying, or discarding any such books and records prior to the expiration of the applicable statute of limitations for that tax period, and if the Constituent Owners so request, in the event of any proposed destruction or discarding of the books and records, ELI shall allow the Constituent Owners or their duly designated representative to take possession of the books and records. ELI and the Constituent Owners shall, upon request, use their reasonable commercial efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby). Each of either ELI or the relevant Constituent Owner shall pay its own expenses incurred in complying with this
         Section 6.11.

                  (c) The RVision Owners and the CFed Owners shall, at their expense, be entitled to control any Tax audit of RVision and CFed, respectively, to the extent such audit affects or may affect the amount or character of income, gain, or loss includible by any of the Constituents for periods or portions thereof ending on or before the Closing Date. ELI shall control all Tax audit issues that the Constituents are not entitled, or do not elect, to control.

         Section 6.12 Additional Equity Funding. Prior to or at the Closing, ELI shall use its commercially reasonable efforts to sell between 2,000,000 and 2,800,000 shares of New ELI Stock at not less than $1.00 per share for gross proceeds of between $2,000,000 and $2,800,000 in transactions exempt from registration under the Securities Act and applicable provisions of state Law. The sale of at least 2,000,000 shares at not less than $1.00 per share for gross proceeds of $2,000,000 shall be a condition precedent to Closing. At least $900,000 of the net proceeds from the sale of such securities shall be allocated to CFed for use in marketing and sales.

         Section 6.13 Additional Interim Loans to RVision. At the request of RVision, ELI shall extend additional interim advances to RVision, provided, however, that the aggregate outstanding principal amount of all advances from ELI to RVision prior to or after the date of this Agreement and outstanding at or prior to the Closing Date shall not exceed $450,000. At the time of advancing any such funds, RVision shall execute and deliver to ELI a promissory note for the amount of such advances, bearing interest at 9% per annum, and payable on or before December 31, 2005, all as more particularly provided in the promissory note in the form to be provided by ELI. Contemporaneously with the execution of this Agreement, ELI has arranged for a loan of $300,000 to RVision from lenders not Parties to this Agreement on terms set forth in documents, copies of which are included in Disclosure Schedule 6.13 to this Agreement.

         Section 6.14 Certain Shares Issuable at Closing. At the Closing, ELI shall issue to designees of ELI an aggregate of 300,000 shares of New ELI Stock.

         Section 6.15 ELI Restructuring. At or prior to the Closing, ELI shall:

                  (a) exchange all issued and outstanding options, warrants, conversion rights, or other rights to acquire shares of ELI Stock into newly issued shares of ELI Stock, so that immediately preceding the Closing, ELI shall have no more than 3,000,000 shares of ELI Stock issued and outstanding prior to giving effect to the reverse stock split referred to in Subsection (d) below;

                  (b) transfer 91,000 shares of RVision (which shall be converted into 91,000 shares of New ELI Stock in the Consolidation) and all of its other assets, except for an aggregate of $500,000 in cash and notes receivable from RVision, to the Spinoffs in consideration of 3,000,000 shares of common stock of the Spinoffs and the assumption of all of ELI's liabilities on and as of the Closing;, including, without limitation, any tax liabilities of ELI resulting from the distribution described in Section 6.15(c).

                  (c) distribute to the stockholders of ELI immediately preceding the Closing all of the issued and outstanding stock of the Spinoffs issued on its organization as partial consideration of ELI's transfer to the Spinoffs of the assets as set forth in the last preceding Subsection;

                  (d) reverse split or consolidate its 3,000,000 shares of issued and outstanding common stock so that immediately preceding the Closing ELI shall have no more than 1,200,000 shares of New ELI Stock issued and outstanding or reserved for issuance on the exercise of any options, warrants, conversion rights, or similar rights;

                  (e) approve the LTIP and plan to issue options to directors as set forth in Section 6.05;

                  (f) change the name of ELI to "RVision, Inc." or a derivative thereof acceptable to Gregory Johnston and Brian Kelly, to become effective at or immediately following the Closing;

                  (g) consent to the election as directors of the following persons, each to assume office at the Closing and to serve until the next annual meeting of stockholders and until his successor is elected and qualified:

                  Gregory Johnston
                  Brian Kelly
                  Howard S. Landa

                  (h) obtain the approval of the foregoing by the stockholders of ELI in the manner required by Nevada Law and ELI's Charter Documents.

         Section 6.16 Transfer of Certain Outstanding RVision Units. ELI shall have arranged for the purchase at Closing by third parties identified by ELI of 375,000 RVision Units owned by Gregory Johnston at a purchase price of $1.00 per unit, for a total of $375,000.

         Section 6.17 Additional Audited Constituent Financial Statements. Immediately following the execution of this Agreement, each of the Constituents shall prepare and engage a firm of certified public accountants registered with the Public Company Accounting Oversight Board to examine and issue a report on such Constituent's balance sheet as of December 31, 2004, and its related statements of operations, cash flows, and stockholders equity for the years ended December 31, 2004 and 2003 (or such shorter period as such Constituent and its predecessor, if any, have been in existence) and to review such Constituent's financial statements as required pursuant to Item 310 of SEC Regulation S-B, all in accordance with GAAP and Regulation S-B under the Exchange Act.

         Section 6.18 Patent Assignment to RVision. Contemporaneously with the execution of this Agreement, each Constituent Affiliate Owner of RVision in whose name any patent, patent application, or similar rights relating to any intellectual or proprietary information used or useful to the business of RVision shall execute and deliver, and shall cause each third party in whose name any patent, patent application, or similar rights relating to any intellectual or proprietary information used or useful to the business of RVision to execute and deliver, to RVision such assignments and other conveyances in form suitable for recordation in the U.S. Patent and Trademark Office, all substantially in the form of Exhibit G attached hereto and incorporated herein by reference.

         Section 6.19 ISAP Consent. Contemporaneously with the execution of this Agreement, CFed Affiliate Owner Brian Kelly shall deliver to ELI a consent and agreement of Industrial Security Alliance Partners, Inc. ("ISAP") and ISAP's shareholders, consenting to Brian Kelly's ownership and operation of CFed and the transactions contemplated by this Agreement and to Brian Kelly's employment by ELI and RVision following the Consolidation, subject to the agreement of ELI that, for a period of one year following the Closing Date, (a) to the extent not obligated to a third party, ELI and RVision will grant to ISAP a first right of refusal to provide ELI and RVision with thermal imaging cameras at ISAP's most favorable dealer volume prices; and (b) ELI and RVision will not manufacture thermal imaging cameras, all substantially in the form of Exhibit H attached hereto and incorporated herein by reference, to be subject to the Closing and to become effective at the Closing Date.

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

         Section 6.20 Election of Directors. The execution of this Agreement by the Constituent Owners shall constitute their written consent to the election as directors of the following persons, each to assume office at the Closing and to serve until the next annual meeting of stockholders and until his successor is elected and qualified:

                  Gregory Johnston
                  Brian Kelly
                  Howard S. Landa

At the Closing, the board of directors of ELI shall be expanded to five persons. The foregoing three named directors shall unanimously appoint two persons who are not Constituent Affiliate Owners to fill the vacancies created thereby.

         Section 6.21 Spinoffs Offer To Purchase New ELI Stock from RVision Constituent Owners. At the Closing, ELI shall cause the Spinoffs to deliver to each RVision Constituent Owner receiving more than 50,000 shares of New ELI Stock at the Closing the irrevocable, joint and several offer of the Spinoffs to purchase shares of New ELI Stock held by such RVision Constituent Owners substantially in the form of Exhibit I attached hereto and incorporated herein by reference (the "Irrevocable Purchase Offer").

         Section 6.22 Officer and Director Insurance. The Parties shall use their commercially reasonable efforts to obtain officer and director liability insurance for the directors and executive officers of ELI after the Closing in mutually acceptable amounts with insurers with acceptable financial responsibility.

         Section 6.23 Assumption of Guaranty of CFed Lease and Release of Kelly as Guarantor. Prior to or at the Closing ELI: (a) shall assume and replace Brian Kelly as the guarantor of the Office Lease Agreement between CFed, as tenant, and Fifth & Laurel Associates, as landlord, dated October 4, 2004, and shall obtain from landlord the release of Brian Kelly as the guarantor of such lease, and (b) shall assume the Office Lease Agreement between ISAP, as tenant, and Fifth & Laurel Associates, as landlord, dated October 4, 2004, and shall replace Brian Kelly as the guarantor of the ISAP office lease and shall obtain from landlord the release of Brian Kelly as the guarantor of such lease.

         Section 6.24 Director Indemnification. ELI shall enter into indemnification agreements with each of its incumbent directors and each director whose term shall commence at the Closing on such terms as may be mutually acceptable to ELI and such director.

         Section 6.25 Stockholder Agreement between Certain Constituent Affiliate Owners. At or before the Closing, Gregory Johnston and Brian Kelly shall enter into a voting agreement in which both agree to vote their New ELI Stock for the election of themselves and each other as directors of ELI, all as more particularly in the form of voting agreement attached hereto as Exhibit J and incorporated herein by reference.

                                   Article VII
                               Closing Conditions

         Section 7.01 Third-party Conditions to Obligations of Each Party under this Agreement. The respective obligations of each Party to effect the Consolidation and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the conditions, which may be waived in writing by the Parties hereto, in whole or in part, to the extent permitted by applicable Law, that no Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated,

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

enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) that is in effect and has the effect of making the Consolidation illegal or otherwise prohibiting consummation of the Consolidation.

         Section 7.02 Additional Conditions to Obligations of Each Party. The obligations of each Party to effect the Consolidation and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by all other Parties, in whole or in part, to the extent permitted by applicable Law.

                  (a) Each of the representations and warranties of each other Party contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except for changes permitted by this Agreement and changes that, individually or in the aggregate are not reasonably likely to have an Entity Material Adverse Effect whether or not such change is set forth in the updated RVision Disclosure Schedules, the updated CFed Disclosure Schedules, or the updated ELI Disclosure Schedules delivered in accordance with Subsection 2.04(e). Each of ELI and the Constituent Owners shall have received a certificate of the president and the chief financial officer or substantially equivalent authority of ELI and of each Constituent Affiliate Owner, dated the Closing Date, to such effect.

                  (b) Each other Party shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Each of ELI and the Constituent Owners shall have received a certificate of the president and the chief financial officer or substantially equivalent authority of ELI and of each Constituent Affiliate Owner, dated the Closing Date, to such effect.

                  (c) Since the date of this Agreement, there shall have been no change, occurrence, or circumstance in the current or future business, assets, liabilities, financial condition, or results of operations of each other Party having or reasonably likely to have, individually or in the aggregate, an Entity Material Adverse Effect. Each of ELI and the Constituent Owners shall have received a certificate of the president and the chief financial officer or substantially equivalent authority of ELI and of each Constituent Affiliate Owner, dated the Closing Date, to such effect.

                  (d) There shall not be any action taken, or any Law or Order enacted, entered, enforced, or deemed applicable to the Consolidation, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of such Party, to the continuing operation of the current or future business of ELI after the Consolidation, that imposes any condition or restriction upon any Entity, its business or operations having or reasonably likely to have, individually or in the aggregate, an Entity Material Adverse Effect.

                  (e) Each other Party shall have received a certificate from the Secretary of State or other appropriate authority of (i) the state of organization of such Entity to the effect that such Entity is duly organized, validly existing, and in good standing under the Laws of such state, and (ii) from each state in which Entity is required to be qualified to do business as a foreign corporation to the effect that such Entity is duly so qualified to conduct business as a foreign corporation in such state.

                  (f) Each of the Constituent Affiliate Owners shall have caused their respective Constituent Entity to have delivered their financial statements prepared in accordance with Section 6.17, accompanied by an

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

         unqualified (except for an explanatory paragraph about the ability of such Constituent Entity's to continue as a going concern) report of the certified public accountants on such Constituent's balance sheet as of December 31, 2004, and its related statements of operations, cash flows, and stockholders equity for the years ended December 31, 2004 and 2003 (or such shorter period as such Constituent and its predecessor, if any, have been in existence), and the amount of the owners' equity reflected on the unaudited balance sheet as of June 30, 2005, shall be at least 85% of such equity as reflected in the balance sheet included in such Constituent's Disclosure Schedule 3.07(a).

         Section 7.03 Performance of Additional Agreements. The obligations of the respective Parties to effect the Consolidation and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of the following further conditions and covenants, any or all of which may be waived in writing by all other Parties, in whole or in part, to the extent permitted by applicable Law:

                  (a) ELI shall have prepared and delivered for transmittal to the SEC, at or promptly following the Closing, a notice on Form D in accordance with the requirements of Section 6.01;

                  (b) each Constituent Affiliate Owner and ELI shall have completed all appropriate actions and obtained all required consents and filings in accordance with the requirements of Section 6.02;

                  (c) if requested by ELI, each of the Constituent Owners shall have executed and delivered to ELI such additional representations as it may reasonably request respecting the acquisition of the New ELI Stock in accordance with the requirements of Section 6.03;

                  (d) ELI Constituent Affiliate Owners shall have delivered such confirmations respecting their agreement to the limitations on resale of New ELI Stock following a possible offering in accordance with the requirements of Section 6.04;

                  (e) ELI's Stockholders shall have approved the LTIP and directors' option plan in accordance with the requirements of Section 6.05;

                  (f) the Named Executive Officers shall have entered into Employment Agreements, and ELI shall have engaged a chief financial officer in accordance with the covenants set forth in Section 6.08;

                  (g) ELI and the Named Executive Officers shall have satisfied their covenant to apply for key-man life insurance in accordance with the covenants set forth in Section 6.09;

                  (h) the Named Executive Officers and such other Constituent Owners as ELI may have requested shall have entered into Confidential Information and Invention Assignment Agreements in accordance with the requirements of Section 6.10;

                  (i) ELI shall have received at least $2,000,000 in gross proceeds from the sale of shares of ELI Stock at not less than $1.00 per share in accordance with the requirements of Section 6.12;

                  (j) ELI shall have extended additional interim advances to RVision in accordance with the requirements of Section 6.13;

                  (k) ELI shall have completed its restructuring in accordance with the requirements of Section 6.15;

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

                  (l) ELI shall have arranged at the Closing for the purchase by third parties identified by ELI of 375,000 RVision Units owned by Gregory Johnston in accordance with the requirements of Section 6.16;

                  (m) each of the Parties shall have received the additional audited annual and unaudited interim financial statements of the Constituents in accordance with the requirements of Section 6.17;

                  (n) RVision shall have received conveyances of patent rights in accordance with the requirements of Section 6.18;

                  (o) ELI shall have received the consent and agreement of ISAP in accordance with the requirements of Section 6.19;

                  (p) the Spinoffs shall have delivered the Irrevocable Purchase Offers in accordance with the requirements of Subsection 6.21;

                  (q) ELI shall have obtained officer and director liability insurance in accordance with the requirements of Subsection 6.22; and

                  (r) ELI shall have satisfied the covenants respecting the leases and the release of Brian Kelly as the guarantor thereof on the CFed and ISAP premises in accordance with the requirement of Subsection 6.23.

                  (s) Brian Kelly and Gregory Johnston shall have entered into a voting agreement in accordance with the requirement of Section 6.25.

                  (t) The Parties shall have delivered updated disclosure schedules in accordance with the requirement of Subsection 2.04(e).

                                  Article VIII
                       Termination, Amendment, and Waiver

         Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of this Agreement and the Consolidation by the stockholders of each Constituent, in such case when approval is required, by:

                  (a) mutual consent of all Parties;

                  (b) any Party, upon a material breach of any representation, warranty, covenant, or agreement on the part of any other Party set forth in this Agreement such that the conditions in accordance with the requirements set forth in Subsections 7.02(a), 7.02(b), or 7.02(c) of this Agreement, as the case may be, would be incapable of being satisfied on or before the date that is 60 days after the Execution Date (or as otherwise extended as described in accordance with Subsection 8.01(d)); provided that, in any case, a willful breach shall be deemed to cause such condition as to be incapable of being satisfied for purposes in accordance with this Subsection 8.01(b);

                  (c) by any Party, if there shall be any Order that is final and nonappealable preventing the consummation of the Consolidation, except if the Party relying on such Order to terminate this Agreement has not complied with its obligations in accordance with Subsection 6.02(b) of this Agreement; or

                  (d) by any Party, if the Consolidation shall not have been consummated on or before the date that is 60 days after the Execution Date; provided, however, that this Agreement may be extended by written notice of all other Parties to a date not later than November 30, 2005, if the Consolidation shall not have been consummated as a direct result of any Party having failed on or before the date that is 60 days after the Execution Date to receive all required regulatory approvals or consents respecting the Consolidation.

The right of any Party hereto to terminate this Agreement in accordance with this Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party hereto, any Person controlling any such Party, or any of their respective officers, directors, managers, members, partners, representatives, or agents, whether prior to or after the execution of this Agreement.

         Section 8.02 Effect of Termination. Except as in accordance with the provisions in Subsections 5.03(d) through (f), 8.05, and 11.01 and Article X of this Agreement, in the event of the termination of this Agreement in accordance with Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of any Party to any other Party, and all rights and obligations of any Party hereto shall cease, except that nothing herein shall relieve any Party of any liability for any breach of such Party's covenants or agreements contained in this Agreement or any willful breach of such Party's representations or warranties contained in this Agreement.

         Section 8.03 Amendment. This Agreement may be amended by an instrument in writing signed by ELI and each Constituent Affiliate Owner, except that the provisions of Article IV may only be amended by all Parties hereto.

         Section 8.04 Waiver. At any time prior to the Closing Date, any two of ELI, the RVision Constituent Affiliate Owners, and the CFed Constituent Affiliate Owners hereto may extend the time for the performance of any of the obligations or other acts of any other of ELI, the RVision Constituent Affiliate Owners, or the CFed Constituent Affiliate Owners, waive any inaccuracies in the representations and warranties of any other of ELI, the RVision Constituent Affiliate Owners, or the CFed Constituent Affiliate Owners contained herein or in any document delivered pursuant hereto, and waive compliance by any other of ELI, the RVision Constituent Affiliate Owners, or the CFed Constituent Affiliate Owners with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by any two of ELI, the RVision Constituent Affiliate Owners, and the CFed Constituent Affiliate Owners granting such extension or waiver.

         Section 8.05      Fees, Expenses, and Other Payments.

                  (a) Except in accordance with the provisions in Subsection 8.05(c) of this Agreement, regardless of whether the Consolidation is consummated or is not consummated, all Expenses (as defined in Subsection 8.05(b)) incurred by the Parties hereto shall be borne solely and entirely by the Party that has incurred such Expenses.

                  (b) "Expenses" as used in accordance with this Section 8.05 shall include all out of pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement;

         the preparation, printing, filing, and mailing of communications to Constituent Owners; the solicitation of approvals of Constituent Owners; the restructuring of ELI; the offering and sale of ELI securities (the costs of which shall be charged against and paid out of the gross proceeds of such sale); and all other matters related to the consummation of the transactions contemplated hereby.

                  (c) Each Party agrees that if this Agreement is terminated in accordance with Subsections 8.01(b) and (c) and such termination is the result of a willful breach of any representation, warranty, covenant, or agreement of either of ELI or the Constituent Affiliate Owners of either Constituent contained herein, then ELI shall pay, or the Constituent Affiliate Owners that have willfully breached any representation, warrant, covenant, or agreement shall cause their Constituent to pay, as the case may be, an aggregate of $100,000 to the other nonbreaching Entities, which amount is agreed to be reimbursement of a liquidated amount for each Entity's Expenses in lieu of a precise accounting of all Expenses, to be divided between the nonbreaching Entities in equal shares.

                  (d) Any payment required to be made in accordance with Subsection 8.05(c) of this Agreement shall be made as promptly as practicable, but not later than three Business Days after termination, and shall be made by wire transfer of immediately available funds to an account designated by ELI or the Constituent Affiliate Owners, as the case may be.

                                   Article IX
                           Indemnification and Offset

         Section 9.01      Indemnification.

                  (a) Subject to the limitations in accordance with Subsections 9.01(d) and (e), Landa covenants and agrees that he will indemnify, defend, protect, and hold harmless ELI, the Constituents, or the Constituent Owners from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs, and expenses (including specifically, but without limitation, reasonable attorneys' fees, settlement costs, and any legal, accounting, or other expenses incurred for investigating or defending any actions or threatened actions and incurred in connection with determining any such amount) (collectively, "Losses") incurred by any of ELI, the Constituents, and Constituent Owners as a result of or arising from (i) any breach of the representations and warranties made by ELI set forth herein or in the schedules or certificates delivered in connection herewith; (ii) any nonfulfillment of any covenant or agreement on the part of ELI or Landa and/or Pamplona under this Agreement or of the Spinoffs under any agreement executed and delivered by the Spinoffs pursuant thereto; or (iii) the actions or omissions of ELI and/or its directors, officers, stockholders, employees, or agents at or prior to the Closing.

                  (b) Other than permitted by Article V and subject to the limitations in accordance with Subsections 9.01(d) and (e), each Constituent Affiliate Owner covenants and agrees that such Constituent Affiliate Owner will indemnify, defend, protect, and hold harmless ELI, its subsidiaries, and/or the ELI Stockholders and their respective officers, stockholders, directors, divisions, subdivisions, Affiliates, subsidiaries, parents, agents, employees, successors, and assigns from and against Losses incurred by ELI, its subsidiaries, and/or the ELI Stockholders as a result of or arising from (i) any breach of the representations and warranties set forth herein or in the schedules or certificates delivered in connection herewith with respect to the Constituent in which such Constituent Affiliate Owner now holds Constituent Equity; (ii) any breach of the representations and warranties made by such Constituent Affiliate Owner pursuant to

         Articles III and IV of this Agreement or in any schedules or certificates delivered by such Constituent Affiliate Owner in connection therewith; (iii) any nonfulfillment of any covenant or agreement on the part of the Constituent Affiliate Owners or applicable Constituent under this Agreement; (iv) the business, operations, or assets of the applicable Constituent prior to the Closing Date; or (v) the actions or omissions of the applicable Constituent and/or its directors, officers, stockholders, employees, or agents prior to the Closing Date.

                  (c) Claims by third parties shall be dealt with in the following manner:

                           (i) In order for a Party hereto eligible to be
                  indemnified hereunder (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim or demand made by any Person against the Indemnified Party (a "Third-party Claim"), such Indemnified Party must notify the Parties obligated to provide indemnification in accordance with this Section (each, an "Indemnifying Party") in writing, and in reasonable detail, of the Third-party Claim within 30 Business Days after receipt by such Indemnified Party of written notice of the Third-party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-party Claim.

                           (ii) The Indemnifying Party shall have right to
                  defend and settle, at its own expense and by its own counsel (provided that such counsel is not reasonably objected to by the Indemnified Party), any Third-party Claim as the Indemnifying Party pursues the same in good faith and diligently and so long as the Third-party Claim does not relate to an actual or potential Loss to which Subsection 9.01(c)(v) accordingly applies. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records, or information reasonably requested by the Indemnifying Party that is in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third-party Claim relating in accordance to an actual or potential Loss to which Subsection 9.03(c)(v) accordingly applies.

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

                           (iii) No Indemnifying Party shall, in the defense of
                  any Third-party Claim, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or matter.

                           (iv) If the Indemnifying Party does not assume the
                  defense of any Third-party Claim, then the Indemnified Party may defend against such Third-party Claim in such manner as it deems appropriate at the expense of the Indemnifying Party.

                           (v) Notwithstanding anything to the contrary in
                  accordance with this Section 9.01, if at any time, in the reasonable opinion of an Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third-party Claim seeks material prospective relief that could have an adverse effect on any such Indemnified Party or any subsidiary, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third-party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including, but not limited to, fees and disbursements of counsel and experts) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third-party Claim at the sole cost and expense of the Indemnifying Party.

                  (d) No Indemnified Party shall assert any claim (other than a Third-party Claim) for indemnification hereunder until such time as the aggregate of all claims that all Indemnified Parties may have against all Constituent Affiliate Owners of any single Constituent or against Landa shall exceed $5,000 per claim or $25,000 in the aggregate, at which time an Indemnified Party shall be entitled to seek indemnification for all claims, including all such claims not previously asserted.

                  (e) The indemnification obligations in accordance with this
         Section 9.01 shall be limited to: (i) in the case of indemnification by a Constituent Affiliate Owner, the amount of the Consolidation Consideration received or to be received by any Constituent Affiliate Owner and shall be payable by the delivery of New ELI Stock received by such Constituent Affiliate Owner in the Consolidation or, if such Constituent Affiliate Owner no longer owns such New ELI Stock, in cash at $1.00 per share; and (ii) in the case of Landa, $1,200,000, payable as a capital contribution to ELI by the delivery of New ELI Stock owned by Landa or, if Landa no longer owns New ELI Stock or owns inadequate New ELI Stock to meet the full $1,200,000 indemnification limit, in cash;.

                  (f) The remedies set forth in this Article shall be the sole and exclusive remedies with respect to monetary damages for matters other than fraud. With respect to monetary damages for fraud and with respect to any nonmonetary damages or relief, the remedies set forth in this Article are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available.

         Section 9.02      Offset to Earnout Consideration.

                  (a) At any time prior to the final delivery of certificates representing the Earnout Consideration, ELI may offset against the Earnout Consideration any amount to which it is entitled to

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

         indemnification in accordance with Section 9.01 by the delivery to the Constituent Affiliate Owners of a notice (an "Offset Notice") setting forth in reasonable detail the amount and basis for the claimed offset.

                  (b) The Constituent Affiliate Owners shall review the calculations set forth in the Offset Notice and within 30 days after the Offset Notice is given, any one of more of the Constituent Affiliate Owners may advise ELI of the respects, if any, in which they dispute such calculation, setting forth with reasonable specificity the particulars of such disagreement (the "Disagreement Notice"). If a Constituent Affiliate Owner does not provide ELI with a Disagreement Notice within 30 days after delivery of the Offset Notice, the amount of the offset against the Earnout Consideration set forth therein shall be conclusive for determination of the amount of reduction, if any, to the Earnout Consideration. If a Constituent Affiliate Owner provides ELI with a Disagreement Notice within 30 days after delivery of the Offset Notice, the Parties shall proceed with diligence and in good faith to resolve any differences in such calculation. ELI shall provide the Constituent Affiliate Owners with full access at all reasonable times, during regular business hours, upon three Business Days' prior written notice, to the books, records, work papers, information, and employees of ELI and its accountants, auditors, and attorneys in connection with the determination of the amount of the offset to the Earnout Consideration in accordance with this Section 9.02.

                  (c) If the Parties cannot resolve any differences and agree on the amount of the offset to the Earnout Consideration within 45 days after the Disagreement Notice is given, then the Parties, within 20 days thereafter, shall submit the dispute for resolution in accordance with the provisions of Section 10.05.

                  (d) The amount to which ELI is entitled to indemnification determined in accordance with the foregoing procedure shall be offset and deducted from the number of shares constituting the Earnout Consideration to the Constituent Affiliate Owners by which it is to be borne at the rate of $1.00 per share of New ELI Stock to which such Constituent Affiliate Owner would otherwise be entitled.

                  (e) The right of offset in accordance with this Section 9.02 shall be in addition to any other rights and remedies set forth herein.

                                    Article X
                    Choice of Law; Submission to Jurisdiction
                  and Waiver of Jury Trial; Dispute Resolution

         Section 10.01 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the state of California (without giving effect to any conflicts or choice of Laws provisions thereof that would cause the application of the domestic substantive Laws of any other jurisdiction).

         Section 10.02 Consent to the Nonexclusive Jurisdiction of the Courts of the State of California.

                  (a) Subject to the mediation and arbitration provisions in accordance with Section 10.04 below, each of the Parties hereto hereby consents to the nonexclusive jurisdiction of all state and federal courts having jurisdiction in Santa Clara County, California, regarding any matter pertaining to RVision or both RVision and CFed, or in San Diego County, California, regarding any matter pertaining to CFed but not RVision, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any Proceeding arising out of, or in connection with, this Agreement or any of the related agreements or any of the transactions contemplated hereby or thereby, including any Proceeding relating to ancillary measures in aid of arbitration, provisional remedies and interim relief, or any Proceeding to enforce any arbitral decision or award. For purposes of this Article, "Proceeding" includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any Entity or otherwise and whether civil, criminal, administrative, or investigative, in which an Indemnified Party was, is, or will be involved as a party or otherwise.

                  (b) Each Party covenants that it shall not challenge or set aside any decision, award, or judgment obtained in accordance with the provisions hereof.

                  (c) Each of the Parties hereto hereby expressly waives any and all objections it may have to venue, including the inconvenience of such forum, in any of such courts. In addition, each of the Parties consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with Section 11.02.

         Section 10.03 Waiver of Jury Trial. Without limiting the provisions in accordance with Section 10.04 relating to mediation and arbitration, each of the Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby.

         Section 10.04 Mediation and Arbitration. In the event of any dispute arising out of or relating in accordance with the provisions of Section
2.08 of this Agreement (the "Covered Dispute"), the Parties shall resolve such dispute in accordance with the provisions of this Section 10.04. Within 14 days following notice by one Party to the other of the existence of a Covered Dispute, the Parties shall submit the Covered Dispute to at least four hours of mediation. In the event the Covered Dispute is not settled within 15 calendar days after the first mediation session, the Parties shall submit the Covered Dispute to binding arbitration.

                  (a) All Proceedings in accordance with this Section 10.04 shall be conducted pursuant with the Laws relating to mediation, arbitration, or alternative dispute resolution of the state whose Laws are applicable to the interpretation and enforcement of this Agreement in accordance with the provisions of Section 10.01 or, in the absence of such state Law provisions, the mediation procedures of United States Arbitration & Mediation, in each case as modified by the terms in accordance with this Section 10.04.

                  (b) All arbitrators selected shall either (i) be retired senior judges that have served for more than 10 years in the court of record of general jurisdiction in the state whose Laws are applicable to the interpretation and enforcement of this Agreement in accordance with Section 10.01, or (ii) otherwise be independent licensed attorneys. In the event of the failure, refusal, or inability of any arbitrator to act, a new arbitrator shall be appointed in his or her stead. Such appointment shall be made in the same manner as provided for the appointment of such arbitrator so failing, refusing, or being unable to act.

                  (c) If the amount of the controversy is less than $100,000 as claimed by the Party(ies) demanding arbitration or otherwise on the agreement of all Parties, the matter may be resolved by a single arbitrator as provided in accordance with this Subsection. The Party(ies) demanding arbitration shall serve on all other Parties, in the manner provided in this Agreement for giving notices, a written demand for arbitration, stating the specific facts upon which arbitration is demanded. Within 15 days after service of the demand for arbitration, the Party(ies) upon whom the demand is made shall serve the demanding Party(ies) a list of five potential arbitrators. Within 10 days after service of the list of potential arbitrators, the Party(ies) demanding arbitration shall select an arbitrator and two alternate arbitrators. Within 10 days after the Party(ies) demanding arbitration has selected an arbitrator and two alternates, the Parties to the arbitration, by joint communication, shall contact the selected arbitrator to determine if he or she is willing, able, and available to act as arbitrator. If the selected arbitrator, for any reason, is unwilling, unable, or unavailable to act, then the Parties, again by joint communication, shall contact the first and, if necessary, the second alternate to determine if he or she is willing, able, and available to act as arbitrator. If none of the three chosen individuals is willing, able, or available to act as arbitrator, then the selection process set forth above shall be repeated until an arbitrator has been appointed.

                  (d) If the amount in controversy as claimed in the written statement of the notice submitting the matter to arbitration equals or exceeds $100,000, the matter shall be determined by a panel of three arbitrators. The Party(ies) notifying the other Party(ies) of the demand for arbitration shall include with such demand the name of the arbitrator selected by such Party(ies). Within 15 days after notice of the demand for arbitration, the Party(ies) upon whom the demand is made shall notify the demanding Party(ies) of the arbitrator selected by such Party(ies) upon whom the demand is made. If the second arbitrator is not so designated within or by the time specified, then the appointment of such second arbitrator shall be made in the same manner as is provided below for the appointment of a third arbitrator in a case when the first and second arbitrator and the Parties themselves are unable to agree upon the third arbitrator. The first and second arbitrator so designated or appointed shall meet within 20 days after the second arbitrator is appointed and if, within 30 days after the second arbitrator is appointed, the first and second arbitrator do not agree upon an arbitration decision and award, they shall themselves appoint a third arbitrator, and in the event of their being unable to agree upon such appointment within 10 days after the above time, the third arbitrator shall be selected by the Parties themselves if they can agree thereon within a further period of 15 days. If the Parties do not so agree, then both Parties, by joint communication, or failing such joint communication, within seven days, either Party may request such appointment by the chief judge of the court having jurisdiction in the premises in the state whose Laws govern the interpretation and enforcement of this Agreement.

                  (e) The arbitration shall be conducted pursuant to such rules and procedures as the arbitrator(s) may specify and otherwise, according to the rules of civil procedure for courts of record of general jurisdiction in the state whose Laws shall govern the interpretation and enforcement of this Agreement in accordance with the requirements of Section 10.01, including discovery procedures.

                  (f) The arbitration hearing shall be held no later than 120 days after the appointment of the last arbitrator(s), unless extended by the mutual agreement of all Parties to the arbitration. The rules of evidence shall be observed at the arbitration Proceeding. At the discretion of the arbitrator(s), the arbitrator(s) may require prehearing briefs from the Parties. Resolution of the Covered Dispute shall be based solely upon the Laws governing the claims and defenses pleaded, and the arbitrator(s) may not invoke any basis, including notions of "just cause," other than such controlling Law. As reasonably required to allow full use and benefits of this Agreement, the arbitrator(s) may extend the time set for the giving of notices and setting of hearings.

                  (g) The fees, costs, and expenses of the arbitration shall be paid one-half by the Party(ies) demanding arbitration and one-half by the other Party(ies) to the arbitration, subject to an award of reimbursement of fees, costs, and expenses by the arbitrator(s) to the prevailing Party(ies).

                  (h) Arbitration shall be the sole and exclusive remedy between the Parties respecting any Covered Dispute, provided, however, the arbitrator(s) shall not have the power or authority to revoke, reform, or revise any portion of this Agreement or to award consequential, incidental, or punitive damages. Awards shall include the arbitrator(s)' written, reasoned opinion and, at either Party's written request within 10 days after issuance of the award, shall be subject to reversal and remand, modification, or reduction following a review by the arbitrator(s) of the records and arguments of the Parties.

                  (i) Unless all the Parties to an arbitration otherwise consent in writing, the location of the arbitration hearings and the place of entry of the award shall be in Santa Clara County, California, regarding any matter pertaining to RVision or both RVision and CFed, or in San Diego County, California, regarding any matter pertaining to CFed but not RVision. The arbitration award shall be final and binding and shall not be reviewable in any court on any grounds except corruption, fraud, or undue means of a Party or for demonstrable partiality or corruption of the arbitrator(s). The Parties intend to eliminate all other court review of the award and the arbitration Proceedings. Except for Proceedings to enforce or confirm an award, Proceedings for interim, provisional, or injunctive relief as provided herein, or a Proceeding brought by all Parties to the Covered Dispute to vacate or modify an award, the initiation of any Proceeding relating to a Covered Dispute that is arbitrable under this Agreement shall constitute a material breach of this Agreement.

                  (j) The Parties understand that by agreeing to this binding arbitration provision, they waive their rights to trial by jury.

                  (k) The rights, duties, and obligations of the Parties in accordance with this Section 10.04 shall survive the termination of this Agreement. Termination of this Agreement shall be without prejudice to any rights that have accrued to any Party in accordance with this Section 10.04.

                  (l) Except as necessary in a judicial Proceeding allowable in accordance with this Section 10.04, all matters relating to any arbitration shall be confidential, including the existence and subject of the arbitration.

                                   Article XI
                               General Provisions

         Section 11.01 Effectiveness of Representations, Warranties, and Agreements.

                  (a) Prior to the execution of this Agreement, each of the Parties has made available to each other Party the opportunity to review the RVision, CFed, and ELI schedules to this Agreement and other information available in accordance with the provisions of Article III. Each Party has been afforded the opportunity to engage its own attorneys, accountants, and other advisors to assist in the review of such schedules and other information and has made its own decision respecting the extent to which such Party has engaged such attorneys, accountants, and other advisors. Except as set forth in accordance with Subsection 11.01(b) of this Agreement, the representations, warranties, and agreements of each Party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other Party hereto, any Person controlling any such Party, or any of their officers, directors, managers, partners, representatives, attorneys, accountants, or agents, whether prior to or after the execution of this Agreement.

                  (b) The representations and warranties in this Agreement shall terminate at the Closing Date, except that:

                           (i) the representations and warranties contained in
                  Article III (Representations, Warranties, and Covenants Respecting Entities) and Article IV (Representations, Warranties, and Covenants Respecting Constituent Affiliate Owners) shall survive for a period of two years following the Closing Date and thereafter respecting any matter as to which any Party has previously received notice of a claim for which indemnification or offset has been asserted until the liability of the Parties shall have been determined in accordance with Article X;

                           (ii) the representations and warranties contained in
                  accordance with Sections 3.11 (Tax Matters) and 3.12 (Taxes) shall survive until the expiration of all relevant statutes of limitation (including any extensions thereof), which shall be deemed the expiration date for purposes of this clause and for claims arising from a breach of the representations and warranties contained in accordance with such Sections;

                           (iii) the representations, warranties, and covenants
                  in accordance with Sections 5.03(d) through (f), 8.05, 10.04, and 11.01 shall survive termination; and

                           (iv) the representations, warranties, and covenants
                  set forth in Article X (Indemnification and Offset) and
                  Article XI (Choice of Law; Submission to Jurisdiction and Waiver of Jury Trial; Dispute Resolution) shall survive the Closing Date for the time and in the manner set forth therein.

         Section 11.02 Notices. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

         (a)  If to RVision Owners, to:   such address as set forth on
                                          Appendix A of this Agreement

              with copies to:             2365 A Paragon Dr.
                                          San Jose, CA 95131
                                          Attn:  Gregory E. Johnston
                                          Facsimile (408) 437-9923

              and to:                     Wilson Sonsini Goodrich & Rosati
                                          650 Page Mill Road
                                          Palo Alto, CA 94304
                                          Attn:  Casey J. McGlynn
                                          Facsimile:  (650) 493-6811

         (b)  If to CFed Owners, to:      such address as set forth on
                                          Appendix B of this Agreement

              with copies to:             2445 Fifth Avenue, Suite 450
                                          San Diego, CA  92101
                                          Attn:  Brian Kelly
                                          Facsimile (619) 2232-7058

              and to:                     Wenthur & Chachas, LLP
                                          4180 La Jolla Village Drive, Suite 500
                                          La Jolla, CA 92037
                                          Attn:  George Chachas
                                          Facsimile:  (858) 457-3691

         (c)  If to ELI, Spinoffs,
              or Landa, to:               50 West Broadway, Suite 501
                                          Salt Lake City, UT 84101
                                          Attn:  Howard S. Landa
                                          Facsimile (801) 521-6325

              with copy to:               Kruse, Landa Maycock & Ricks, LLC
                                          Eighth Floor, Chase Tower
                                          50 West Broadway (300 South)
                                          Salt Lake City, Utah 84101-2034
                                          Attn:  James R. Kruse
                                          Facsimile (801) 531-7091

Each Party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

         Section 11.03 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references herein are, unless the context otherwise requires, references to Sections of this Agreement.

         Section 11.04 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 11.05 Entire Agreement. This Agreement (together with the exhibits, the RVision, CFed and ELI Disclosure Schedules) constitutes the entire agreement of the Parties, and supersedes all prior agreements and undertakings, both written and oral, among the Parties or between any of them, respecting the subject matter hereof, expressly including that certain Letter of Intent dated May 12, 2005, by and between ELI and the Constituents, as subsequently amended or extended.

         Section 11.06 Assignment. This Agreement shall not be assigned by operation of Law or otherwise.

         Section 11.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 11.08 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         Section 11.09 Counterparts. This Agreement may be executed in multiple counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 11.10 Partial Execution. This Agreement shall become effective and be binding upon the signatories thereto upon the signature by, and delivery to the others, by ELI, the CFed Owners, and the Constituent Affiliate Owners of RVision. Thereafter until the Closing Date, the Constituent Affiliate Owners of RVision shall use their commercially reasonable efforts to obtain the signatures of all other RVision Owners to this Agreement. If at the Closing less than all RVision Owners have executed and joined in this Agreement, the RVision Owners who have so executed and joined in this Agreement in accordance with the Charter Documents of RVision to restructure the form of the transaction, as ELI and the CFed Owners may reasonably request, to assure that the Consolidation of RVision is effective to effect the acquisition of 100% of RVision without any continuing outstanding interest therein held by any RVision Owner, except for the conversion of such interest into the right to receive New ELI Stock in accordance with the purpose and intent of Article II.

         IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first written above individually or by their respective officers thereunto duly authorized in the space provided below or on one or more counterpart signature pages attached.

                                                  EAGLE LAKE INCORPORATED


                                                  By /s/ Howard S. Landa
                                                     ---------------------------
                                                    Howard S. Landa, President


                                                  /s/ Howard S. Landa
                                                  ------------------------------
                                                  Howard S. Landa, Individually

                             CONSOLIDATION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

         The undersigned hereby executes this counterpart signature page and joins in the Consolidation Agreement between and among Eagle Lake Incorporated, a Nevada corporation ("ELI"), and all of the equity owners of RVision LLC, a California limited liability company ("RVision"), all of the equity owners of Custom Federal, Inc., a California corporation ("CFed"), and Howard S. Landa ("Landa"), and acknowledges that this counterpart signature page may be affixed with other counterpart signature pages of substantially like tenor executed by other parties to such Agreement to constitute an original and which taken together shall be but a single instrument. Capitalized terms used but not defined herein shall have the meanings set forth in the Consolidation Agreement.

         The undersigned has read Section 6.03 of the Consolidation Agreement in which the undersigned makes certain representations and warranties respecting the acquisition of the New ELI Stock. The undersigned hereby confirms such representations and warranties, specifically including the representation and warranty that the undersigned (please check one):

         [ ] is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, a copy of which is attached as Appendix C.

OR:

         [ ] The undersigned has such knowledge and experience in financial and business matter that he/she is capable of evaluating the merits and risks of the Consolidation and has relied upon the knowledge and expertise of the Affiliate Owners in evaluating the merits and risks of the Consolidation and agrees to provide such additional information respecting the suitability of the investment contemplated hereby for the undersigned.

         The undersigned has read Section 6.04 of the Consolidation Agreement and further acknowledges the restrictions on transfer of the New ELI Stock to be received by the undersigned in the Consolidation Agreement as set forth therein.

         Dated this 30 day of August, 2005.


                                                    /s/ Gregory E. Johnston
                                                    /s/ Arie Levinkron
                                                    /s/ Brian M. Kelly
                                                    /s/ Ernest T. Cammer III


                     (Consent of Spouse on following page.)

         I, the consenting spouse, acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions my spouse agrees to sell all his/her shares of RVision LLC or Custom Federal, Inc., including my community interest in them, on the occurrence of certain events. I hereby consent to the sale, approve of the provisions of this Agreement, and agree that those shares and my interest in them are subject to the provisions of this Agreement and that I will take no action at any time to hinder operation of the Agreement on those shares or my interest in them. I further agree that should I become the sole legal owner of any of the shares under the Agreement pursuant to a divorce decree issued by a court or under a divorce settlement that I agree to be bound by the same terms, conditions, and obligations of a Shareholder under this Agreement.

                                                        /s/
                                                        ------------------------
                                                        Consenting Spouse

                                                           Amended Appendix A to
                              Consolidation Agreement Counterpart Signature Page


                                 RVision Owners



                                                   Number             Percent

Gregory E. Johnston                               5,279,192           65.99%
Arie Levinkron                                    1,426,450           17.83%
Dave Chambers                                       324,981            4.06%
Linden Livoni                                       288,044            3.60%
Dermott McCarthy                                    102,946            1.29%
Omar Pualuan                                         49,628            0.62%
Eagle Lake Investments                               91,000            1.14%
Terrell W. Smith                                     24,000            0.30%
Jim Powell                                           14,975            0.19%
Larry Hubble                                         18,000            0.23%
Steve Garcia                                          4,000            0.05%
William Crowell                                      80,000            1.00%
Robert Malm                                          40,000            0.50%
Stan Karandanis                                      10,000            0.13%
Jay Dunn                                             10,000            0.13%
Paul Lawson                                           1,000            0.01%
Jim Bowlby                                           16,000            0.20%
Lori Clayton                                         32,395            0.40%
Richard Denton                                       12,000            0.15%
Stacie Nowak                                         16,889            0.21%
Unleashed Media                                      30,000            0.38%
Don Johnston                                         50,000            0.63%
Joe Liang                                            50,000            0.63%
Max Blankenzee                                        5,000            0.06%
Kathy Casersa                                         5,000            0.06%
Dave Doggett                                          3,500            0.04%
Scott Moyer                                           6,000            0.08%
Silvio Cuellar                                        9,000            0.11%
                                               -------------           -----
         Total                                    8,000,000          100.00%

                                                           Amended Appendix B to
                              Consolidation Agreement Counterpart Signature Page


                                   CFed Owners


                                                  Number             Percent

Ernest T. Cammer III                              900,000             43.90%
Brian M. Kelly                                  1,100,000             53.66%
Pamela Nordland                                    50,000              2.44%
                                             -------------          --------
         Total                                  2,050,000            100.00%

                                                                   Appendix C to
                              Consolidation Agreement Counterpart Signature Page



Accredited Investor as defined in ss.230.501 of the Securities Act of 1933

         (i) Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any small business investment company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings, and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                      [ ]   Yes                   [ ]   No

         (ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                      [ ]   Yes                   [ ]   No

         (iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

                      [ ]   Yes                   [ ]   No

         (iv) Any director, executive officer, or general partner of the issuer of the Securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                      [ ]   Yes                   [ ]   No

         (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

                      [ ]   Yes                   [ ]   No

                  For purposes of category (v), the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purposes of category (v) above, the undersigned's principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

         (vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                      [ ]   Yes                   [ ]   No

                  In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

         (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D; and

                      [ ]   Yes                   [ ]   No

         (viii) Any entity in which all of the equity owners are accredited investors.

                      [ ]   Yes                   [ ]   No

                                          Exhibit A-1 to Consolidation Agreement

                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                             EAGLE LAKE INCORPORATED



                                          Exhibit A-2 to Consolidation Agreement

                        BYLAWS OF EAGLE LAKE INCORPORATED



                                            Exhibit B to Consolidation Agreement

                          2005 LONG-TERM INCENTIVE PLAN



                                            Exhibit C to Consolidation Agreement

                             NOTICE OF OPTION GRANT



                                          Exhibit D-1 to Consolidation Agreement

                     EXECUTIVE EMPLOYMENT AND NONCOMPETITION
                          AGREEMENT OF GREGORY JOHNSTON



                                          Exhibit D-2 to Consolidation Agreement

                     EXECUTIVE EMPLOYMENT AND NONCOMPETITION
                           AGREEMENT OF ARIE LEVINKRON



                                          Exhibit D-3 to Consolidation Agreement

                     EXECUTIVE EMPLOYMENT AND NONCOMPETITION
                        AGREEMENT OF ERNEST T. CAMMER III

                                          Exhibit D-4 to Consolidation Agreement

                     EXECUTIVE EMPLOYMENT AND NONCOMPETITION
                             AGREEMENTOF BRIAN KELLY



                                            Exhibit E to Consolidation Agreement

           CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT



                                            Exhibit F to Consolidation Agreement

                     NONDISCLOSURE AND DEVELOPMENT AGREEMENT



                                            Exhibit G to Consolidation Agreement

                                   ASSIGNMENT



                                            Exhibit H to Consolidation Agreement

                              CONSENT AND AGREEMENT



                                            Exhibit I to Consolidation Agreement

                           IRREVOCABLE PURCHASE OFFER



                                            Exhibit J to Consolidation Agreement

                                VOTING AGREEMENT